Filed pursuant to Rule 424(b)(3)
of the Securities Act of 1933, as amended
Registration No. 333-157187

PROSPECTUS SUPPLEMENT NO. 2
to prospectus dated May 14, 2009

929,907 SHARES OF COMMON STOCK

This prospectus supplement supplements information contained in the prospectus dated May 14, 2009 relating to the offer and sale by the selling security holders identified in the prospectus (the “Prospectus”), of 929,907 shares of our common stock issuable upon exercise of our outstanding Series A Common Stock Purchase Warrants.  This prospectus supplement includes our attached Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which was  filed with the U.S. Securities and Exchange Commission (“SEC”) on July 31, 2009.

The information contained in such report is dated as of the date of such report.  This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement.  This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the Prospectus, including any supplements or amendments thereto.

Investing in our shares of common stock involves risks and uncertainties.  See “Risk Factors” beginning on page 4 of the prospectus dated May 14, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 7, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q
(Mark One)

[√]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2009

OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to ______

Commission file number: 000-53668

NET TALK.COM, INC.
(Exact name of Registrant as specified in its charter)

Florida	20-4830633
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1100 NW 163 Drive, Miami, FL	33169
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (305) 621-1200

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.  Yes [  ]  No [√]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [  ]  No [√]

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  [  ]       Accelerated Filer  [  ]       Non-accelerated filer   [  ]       Smaller reporting company   [√]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes [  ] No [√]

The Registrant had 9,749,800 shares of Common Stock, par value $0.001 per share, outstanding as of July 27, 2009.

NetTalk.com, Inc.

Part I. Financial Information

Item 1. Financial Statements
NetTalk.com, Inc.
(A Development Stage Enterprise)
Condensed Balance Sheets

	June 30,	September 30,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$105,637	$342,793
Inventory	114,928	-
Prepaid advertising	353,147	-
Total current assets	573,712	342,793

Telecommunication equipment and other property, net	695,240	749,767
Intangible assets, net	653,658	832,743
Deferred financing costs and other assets	173,624	23,730

Total assets	$2,096,234	$1,949,033

Liabilities and Stockholders' Deficit:
Accounts payable	$195,288	$13,753
Due to officer	100,000	-
Accrued expenses	79,000	10,000
Total current liabilities	374,288	23,753

Senior secured convertible debentures ($2,600,000 face value)	2,011,795	1,520,415
Derivative liabilities	841,864	563,400

Total liabilities	3,227,947	2,107,568

Stockholders' Deficit:
Preferred stock $.001 par value, 10,000,000 shares	-	-
authorized, none designated or issued
Common stock, $.001 par value, 300,000,000 shares	8,750	8,750
authorized, 8,749,800 issued and outstanding
Common stock yet to be issued	250,000	-
Additional paid in surplus	2,684,275	2,337,475
Accumulated deficit	(4,074,738)	(2,504,760)
Total stockholders' deficit	(1,131,713)	(158,535)

Total liabilities and stockholders' deficit	$2,096,234	$1,949,033

The accompanying notes are an integral part of the financial statements

NetTalk.com, Inc.
(A Development Stage Enterprise)
Condensed Statements of Operations
Unaudited

			For the Period
			From Inception
	Three Months Ended		(May 1, 2006)
	June 30,		Through
	2009	2008	June 30, 2009
	(unaudited)	(unaudited)	(unaudited)

Compensation and benefits	$92,500	$-	$1,893,800
Professional fees	95,296	-	794,221
Depreciation and amortization	134,263	-	282,447
Research and development	123,743		235,740
General and administrative expenses	112,160	-	308,613
Total operating expenses	557,962	-	3,514,821

Loss from continuing operations	(557,962)	-	(3,514,821)

Other income (expenses):
Interest expense	(160,830)	-	(351,918)
Derivative income	(73,944)	-	83,170
Interest income	3,002	-	9,522
	(231,772)	-	(259,226)

Loss from continuing operations before income taxes	(789,734)	-	(3,774,047)

Benefit for income taxes	-	-	8,033

Loss from continuing operations	(789,734)	-	(3,766,014)

Discontinued operations
Income (loss) from discontinued operations
(including gain on disposal of equipment of
$168,083 in 2008)	-	-	(308,725)

Net income (loss)	$(789,734)	$-	$(4,074,739)

Net loss per shares:

Continuing operations:
Basic and diluted	$(0.09)	$-

Weighted average shares, basic and diluted	8,749,800	599,800

Discontinued operations:
Basic and diluted	$-	$-

Weighted average shares, basic and diluted	8,749,800	599,800

The accompanying notes are an integral part of the financial statements

NetTalk.com, Inc.
(A Development Stage Enterprise)
Condensed Statements of Operations
Unaudited

	Nine Months Ended June 30,
	2009	2008
	(unaudited)	(unaudited)

Compensation and benefits	$349,099	$-
Professional fees	231,721	-
Depreciation and amortization	267,822	-
Research and development	235,740
General and administrative expenses	258,876	-
Total operating expenses	1,343,258	-

Loss from continuing operations	(1,343,258)	-

Other income (expenses):
Interest expense	(326,448)	-
Derivative income	90,970	-
Interest income	8,757	-
	(226,721)	-

Loss from continuing operations before income taxes	(1,569,979)	-

Benefit for Income taxes	-	-

Loss from continuing operations	(1,569,979)	-

Discontinued operations (Note 11)
Income (loss) from discontinued operations
(including gain on disposal of equipment of
$168,083 in 2008)	-	186,128

Net income (loss)	$(1,569,979)	$186,128

Net loss per shares:

Continuing operations:

Basic and diluted	$(0.18)	$-

Weighted average shares, basic and diluted	8,749,800	599,800

Discontinued operations:
Basic and diluted	$-	$0.31

Weighted average shares, basic and diluted	8,749,800	599,800

The accompanying notes are an integral part of the financial statements

NetTalk.com, Inc.
(A Development Stage Enterprise)
Condensed Statements of Cash Flows
Unaudited

			For the Period
			From Inception
			(May 1, 2006)
	Nine Months Ended June 30,		Through
	2009	2008	June 30, 2009
	(unaudited)	(unaudited)	(unaudited)

Cash flow from operating activities:

Net income (loss)	$(1,569,978)	$186,128	$(4,074,739)
Adjustments to reconcile net loss to cash used in operations:
Depreciation	88,738		95,142
Amortization	179,085		187,307
Amortization finance costs	43,880		44,548
Amortization premium on debentures	85,540		84,952
Fair value of derivatives	(90,970)		(83,170)
Issuance of common stock to officers as compensation	-		1,500,000
Issuance of common stock for consulting fees	-		537,500
Gain on sale of assets	-		(168,083)
Discontinued operations, net	-		71,820
Expenses financed costs	-		14,802
Deferred income taxes	-		(8,033)
Discontinued operations, net	-	(186,128)	-
Changes in assets and liabilities:
Changes in operating assets	(240,925)		(240,925)
Changes in operating liabilities	250,535		274,288
Net cash used in operating activities	(1,254,095)	-	(1,764,591)
Cash flow used in investing activities:
Acquisition of fixed assets	(34,211)	-	414,089
Proceeds loans from officer	-
Proceeds from sale of assets	-	-	85,812
Net cash used in investing activities	(34,211)	-	499,901
Cash flow used in financing activities:
Issuance of Senior Secured Debentures	951,150		951,150
Due to officer	100,000		100,000
Net cash used in investing activities	1,051,150	-	1,051,150
Changes in net assets - discontinued operations:
Operating activities	-		1,856
Investing activities	-		(95,419)
Financing activities	-		412,740
Net cash provided by discontinued operations	-	-	319,177
Net increase in cash	(237,156)	-	105,637
Cash and equivalents, beginning	342,793	-	-
Cash and equivalents, ending	$105,637	$-	$105,637

The accompanying notes are an integral part of the financial statements

NetTalk.com, Inc.
(A Development Stage Enterprise)
Condensed Statements of Cash Flows
Unaudited

			For the Period
			From Inception
			(May 1, 2006)
	Nine Months Ended June 30,		Through
	2009	2008	June 30, 2009
	(unaudited)	(unaudited)	(unaudited)
Supplemental disclosures:

Cash paid for interest	$121,000	$-	$121,000
Cash paid for income taxes	$-	$-	$-

Supplemental disclosures for non-cash items:

Property and equipment - addtion	$-	$-	$760,815
Intangible assets - addition	$170,924	$-	$1,011,888
Issuance of debentures	$405,840	$-	$1,426,254
Issuance of warrants	$411,352	$-	$974,752
Stock issued for note receivable	$-	$-	$15,000
Stock issued to placement agent	$-	$-	$11,457

The accompanying notes are an integral part of the financial statements

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 1 - Organization and Basis of Presentation:

The accompanying unaudited financial statements as of June 30, 2009, including the three months ended June 30, 2009 and 2008, and nine months ended June 30, 2009 and 2008 and the period from inception (May 1, 2006) to June 30, 2009 are unaudited, but have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. Accordingly, they do not include all the information and footnotes required for complete financial statements. However, the unaudited condensed financial information included in this report includes all adjustments which are, in the opinion of management, necessary to fairly present the financial position and the results of operations for the interim periods presented. The financial statements included in this report should be read in conjunction with the annual financial statements and notes thereto included in our Registration Statement on Form S-1 and subsequent filings on Form 8-K filed with the Securities and Exchange Commission. The operations for the three months ended June 30, 2009 and nine months ended June 30, 2009 are not necessarily indicative of the results for our fiscal year ending September 30, 2009.

NetTalk.com, Inc. (“NetTalk” or the “Company”) was incorporated on May 1, 2006 under the laws of the State of Florida. We are engaged in the development of products and services for the use of Voice over Internet Protocol (“VoIP”). Our applications of VoIP technology are intended to allow principally consumers to make phone calls over a broadband Internet connection instead of using a regular (or analog) phone line. At this time, our main product under development is the TK 6000, which is designed to allow our future customer’s full mobile flexibility by being able to transport the VoIP interface anywhere the customer has an internet connection.

We are currently in the development stage, as that term is defined in Statement of Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS 7”). During this stage of our development, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. We have successfully completed our beta testing and will enter revenue generation status during the fourth quarter of our fiscal year.

Note 2 - Summary of Significant Accounting Policies:

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Significant estimates inherent in the preparation of our financial statements include developing fair value measurements upon which to base our accounting for acquisitions of intangible assets and issuances of financial instruments, including our common stock. Our estimates also include developing useful lives for our tangible and intangible assets and cash flow projections upon which we determine the existence of, or the measurements for, impairments. In all instances, estimates are made by competent employees under the supervision of management, based upon the current circumstances and the best information available. However, actual results could differ from those estimates.

Risk and Uncertainties

Our future results of operations and financial condition will be impacted by the following factors, among others: dependence on the worldwide telecommunication markets characterized by intense competition and rapidly changing technology, on third-party manufacturers and subcontractors, on third-party distributors in certain markets, on the successful development and marketing of new products in new and existing markets. Generally, we are unable to predict the future status of these areas of risk and uncertainty. However, negative trends or conditions in these areas could have an adverse affect on our business.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 2 - Summary of Significant Accounting Policies (Continued):

Revenue Recognition

We are in our development stage and have not generated revenue on our principal product offering, the TK 6000. We are currently projecting revenue commencing during the fourth quarter of our fiscal year. The content and terms of our revenue producing arrangements is currently under development. Upon generating sales of our products, we will recognize revenue when the arrangement is evidenced, the price is fixed or determinable, we have delivered our products and services and collectability is reasonably assured. Our offering will consist of both customer premise equipment (“CPE”) and telephony services. That is, a multi-element revenue producing arrangement. Revenue recognition accounting for multi-element revenue producing arrangements is provided in EITF 00-12, Revenue Arrangements with Multiple Deliverables (“EITF 00-12”) and other interpretive guidance. Generally, revenue arrangements with multiple deliverables will require allocation of the aggregate revenue stream to the individual elements, usually based upon relative fair values. Upon allocation under this methodology, principles of revenue recognition are applied to each component. Accordingly, when we commence revenue generation, we will likely have multiple forms of revenue, including products and services.

Cash and Cash Equivalents

We consider all highly liquid cash balances and debt instruments with an original maturity of three months or less to be cash equivalents. We maintain cash balances only in domestic bank accounts, which at times, may exceed federally insured limits. Notwithstanding, the current economic environment has significantly affected all financial institutions and, accordingly, the risk of loss due to excessive deposits is very high at this time. We manage our risk by assessing the ratings of financial institutions that we currently use.

Inventory

Inventories is stated at lower of cost or market and valued on a first-in, first-out basis (“FIFO”).

Telecommunications Equipment and Other Property

Telecommunications equipment and other property are recorded at our cost (see Note 4). We depreciate these assets using the straight-line method over lives that we believe the assets will have utility. Our expenditures for additions, improvements and renewals are capitalized, while normal expenditures for maintenance and repairs are charged to expense

Intangible Assets

Our intangible assets were acquired in connection with the asset acquisition, more fully described in Note 4. As noted therein, these assets were not recorded in connection with a business combination, as that term is defined in Statements on Financial Accounting Standards No. 141, Accounting for Business Combinations. Rather, these intangible assets were recorded at our acquisition cost, which encompassed estimates of their respective and their relative fair values, as well as estimates of the fair value of consideration that we issued. We amortize our intangible assets using the straight-line method over lives that are predicated on contractual terms or over periods we believe the assets will have utility.

Impairments and Disposals

We evaluate our tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards      No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”) annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates for intangible assets.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Impairments and Disposals (Continued)

During the prior fiscal year, our management and Board of Directors approved the discontinuance and sale of our advertising business in order to devote all resources to the development of our VoIP offerings. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations as a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. See Note 12 for additional information about the disposal.

We have certain intangible assets that are not subject to amortization because they currently have indefinite lives. We are required to evaluate whether these assets acquire a finite useful life annually and, if present, commence amortization thereof. Prior to that event, if ever, we evaluate intangible assets that are not subject to amortization under the guidance of Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets   (“SFAS 142”). Under this standard, the impairment test consists of a comparison of the fair values of the intangible assets with the respective carrying values. An impairment loss would be required for an excess in carrying value over the fair value on an asset-by-asset basis.

Research and Development and Software Costs

We expense research and development expenses, as defined in Statements on Financial Accounting Standards No. 2, Accounting for Research and Development Expense, as these costs are incurred. We account for our offering-related software development costs under Statements on Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed (“SFAS 86”), which specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. As of June 30, 2009, we had not achieved technological feasibility as contemplated under SFAS 86 and, accordingly, our software costs were expensed as research and development.

			For the Period
			From Inception
	Three Months	Nine Months	(May 1, 2006)
	Ended	Ended	through
Components of Research and Development:	June 30, 2009	June 30, 2009	June 30, 2009

Product development and engineering	$47,175	$114,105	$114,105
Payroll and benefits	76,568	121,635	121,635
Total	$123,743	$235,740	$235,740

Share-Based Payment Arrangements

We apply the grant-date fair value method to our share-based payment arrangements with employees under the rules provided in Statement of Financial Accounting Standards No. 123R, Accounting for Share-Based Payment (“SFAS 123R”). For share-based payment transactions with parties other than employees we apply EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under SFAS 123R, share-based compensation cost to employees is measured at the grant date fair value based on the value of the award and is recognized over the service period, which is usually the vesting period for employees. Share-based payments to non-employees are recorded at fair value on the measurement date and reflected in expense over the service period.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 2 - Summary of Significant Accounting Policies (Continued):

Share-Based Payment Arrangements

We apply the grant-date fair value method to our share-based payment arrangements with employees under the rules provided in Statement of Financial Accounting Standards No. 123R, Accounting for Share-Based Payment (“SFAS 123R”). For share-based payment transactions with parties other than employees we apply EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under SFAS 123R, share-based compensation cost to employees is measured at the grant date fair value based on the value of the award and is recognized over the service period, which is usually the vesting period for employees. Share-based payments to non-employees are recorded at fair value on the measurement date and reflected in expense over the service period.

Financial Instruments

Financial instruments, as defined in Statement of Financial Accounting Standard No. 107, Disclosures about Fair Value of Financial Instruments (“SFAS 107”), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, secured convertible debentures, and derivative financial instruments.

We carry cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities at historical costs since their respective estimated fair values approximate carrying values due to their current nature. We also carry convertible debentures at historical cost. However, the fair values of debt instruments are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of June 30, 2009, estimated fair values and respective carrying values of our secured convertible debentures are as follows:

	Financial
	Statement	Fair	Carrying
	Note	Value	Value
Financial Instruments

$1,000,000 12% Secured
Convertible Debenture	7	$1,014,002	$1,008,339
$ 500,000 12% Secured
Convertible Debenture	7	507,000	504,168
$ 600,000 12% Secured
Convertible Debenture	7	205,440	256,874
$ 500,000 12% Secured
Convertible Debenture	7	200,400	242,414
Total		$1,926,842	$2,011,795

Derivative financial instruments, as defined in Statement of Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (“SFAS 133”), consist of financial instruments or other contracts that contain a notional amount and one or more underlying variables (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 2 - Summary of Significant Accounting Policies (Continued):

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as our secured convertible debenture and warrant financing arrangements that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by SFAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

	June 30,2009	September 30, 2008
Our derivative liabilities consist of the following:	(unaudited)

Class B Warrants, indexed to 10,400,000 shares of common stock:
$1,000,000, 12% Secured Convertible Debenture	$281,600	$375,600
$ 500,000, 12% Secured Convertible Debenture	140,800	187,800
$ 600,000, 12% Secured Convertible Debenture	212,544	-
$ 500,000, 12% Secured Convertible Debenture	206,920	-

Compound Derivative Financial Instruments:
$1,000,000, 12% Secured Convertible Debenture	-	-
$ 500,000, 12% Secured Convertible Debenture	-	-
$ 600,000, 12% Secured Convertible Debenture	-	-
$ 500,000, 12% Secured Convertible Debenture	-	-
Total	$841,864	$563,400

The following table summarizes the effects on our income associated with changes in the fair values of our derivative financial instruments by type for the Three and Nine Months Ended June 30, 2009 (unaudited) and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited):

			For the Period
			From Inception
	Three Months	Nine Months	(May 1, 2006)
	Ended	Ended	through
Derivative income (expense)	June 30, 2009	June 30, 2009	June 30, 2009

Class B Warrants, indexed to 10,400,000 shares of common stock:

$1,000,000, 12% Secured Convertible Debenture	$(36,800)	$94,000	$88,800
$ 500,000, 12% Secured Convertible Debenture	(18.400)	47,000	44,400
$ 600,000, 12% Secured Convertible Debenture	(9,504)	(13,883)	(13,883)
$ 500,000, 12% Secured Convertible Debenture	(9,240)	(36,147)	(36,147)

Compound Derivative Financial Instruments:
$1,000,000, 12% Secured Convertible Debenture	-	-	-
$ 500,000, 12% Secured Convertible Debenture	-	-	-
$ 600,000, 12% Secured Convertible Debenture	-	-	-
$ 500,000, 12% Secured Convertible Debenture	-	-	-
Total	$(73,944)	$90,970	$83,170

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 2 - Summary of Significant Accounting Policies (Continued):

Direct Financing Costs

We allocate direct financing costs to the financial instruments issued based upon their relative fair values. Amounts allocated to debt instruments are carried as assets and amortized through charges to interest expense using the effective interest method. Amounts allocated to derivative financial instruments are charged upon inception to interest expense. Amounts associated with equity instruments are included as reductions of the related credit to equity. Any amounts paid directly to a creditor are reflected as a reduction in the carrying amount of the debt instrument and amortized through charges to interest expense using the effective interest method.

Registration Rights Agreements

During December 2006, the Financial Accounting Standards Board issued FASB Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements, which provides that registration payment arrangements, such as the liquidated damages, should be accounted for pursuant to Statement of Financial Accounting Standard No. 5, Accounting for Contingencies. That is, all registration payments require recognition when they are both probable and reasonably estimable. We currently have registration rights agreements with investors in our secured convertible debenture financing arrangements. However, these agreements do not embody registration payment arrangements. If, in the future, we enter into registration rights agreements that have registration payment arrangements, we will be required to follow the guidance of this EITF.

Fair Value Measurements

Fair value measurement requirements are embodied in certain accounting standards applied in the preparation of our financial statements. Significant fair value measurements resulted from the application of SFAS 133 to our secured convertible debenture and warrant financing arrangements described in Note 8, SFAS 123R to our share-based payment arrangements described in Note 9 and SFAS 142 to our business combination described in Note 4.

Statement of Financial Accounting Standard No. 157, Fair Value Measurements (“SFAS 157”) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It is effective for our fiscal year beginning October 1, 2008. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this new standard does not require any new fair value measurements. This standard did not result in a material financial affect. However, we were required to expand our disclosures,   in areas where other accounting principles require fair value measurements to provide information related to the hierarchy of fair value inputs.

Statement of Financial Accounting Standard No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), permits entities to choose to measure many financial instruments and certain other items at fair value. It is effective for our fiscal year beginning October 1, 2008. At this time, we do not intend to reflect any of our current financial instruments at fair value (except that we are required to carry our derivative financial instruments at fair value). However, we will consider the appropriateness of recognizing financial instruments at fair value on a case by case basis as they arise in future periods.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 2 - Summary of Significant Accounting Policies (Continued):

Advertising

In June 2009, we incurred prepaid advertising for the creation of an infomercial to be aired during the deployment and launching of our TK6000.  The deployment and launching of our TK6000 is projected for the fourth quarter of our fiscal year.  Upon airing our infomercial and deployment of our TK6000 we will expense the amount of $350,000 as advertising expense.  Prepaid advertising is made up of following items:

Items	Amount
Cash payment	$100,000
Share-based payment (1,000,000 common shares)	250,000
Total	$350,000

Income Taxes

We record our income taxes using the asset and liability method provided in Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (“SFAS 109”). Under this method, the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis are reflected as tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences reverse. Changes in these deferred tax assets and liabilities are reflected in the provision for income taxes. However, we are required to evaluate the recoverability of net deferred tax assets. If it is more likely than not that some portion of a net deferred tax asset will not be realized, a valuation allowance is recognized with a charge to the provision for income taxes.

Net Loss per Common Share

We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (“SFAS 128”), in calculating our basic and diluted loss per common share. Basic loss per common share represents our net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. Also see Fair Value Measurements, above. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations ("SFAS 141R"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  SFAS 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. The adoption of SFAS 141R did not have a material impact on our financial position, results of operations or cash flows.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 2 - Summary of Significant Accounting Policies (Continued):

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and132(R) (“SFAS 158”). SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS 158 did not have a material impact on our financial position, results of operations or cash flows because we do not have a defined benefit plan for our employees.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements  - an Amendment of ARB No. 51 (“SFAS 160”).  This statement amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities.  Following the effectiveness of SFAS 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008.  Since we do not currently have any non-controlling interest consolidated in our financial statements, adoption of this standard will not have any material effect on our financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133 (“SFAS 161”).  SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008. The adoption of SFAS 161 did not have a material impact on our financial position, results of operations or cash flows.

 In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." We do not expect the adoption of SFAS 162 will have a material effect on our financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies. FIN 48 was effective for fiscal years beginning after December 15, 2006. Accordingly, we have implemented FIN 48 by summarizing and evaluating all potential uncertain tax positions. As a result of our implementation, FIN 48 did not have a material impact on our financial position, results of operations or cash flows.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 2 - Summary of Significant Accounting Policies (Continued):

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements  (“EITF 00-19-2”) which addresses accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies.  EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of EITF 00-19-02 did not have a material impact on our financial position, results of operations or cash flows, because we have no current transactions that embody Registration Payment Arrangements, as defined in the standard.

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock, which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008. The objective of this Issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity's own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative of SFAS 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of SFAS 133 (the “Paragraph 11(a) Exemption). This Issue also applies to any freestanding financial instrument that is potentially settled in an entity's own stock, regardless of whether the instrument has all the characteristics of a derivative in SFAS 133, for purposes of determining whether the instrument is within the scope of EITF 00-19.  We currently have 14,942,912 warrants that embody terms and conditions that require the reset of their strike prices upon our sale of shares or equity-indexed financial instruments and amounts less than the conversion prices. These features will no longer be treated as “equity” under the EITF once it becomes effective. Rather, such instruments will require classification as liabilities and measurement at fair value. Early adoption is precluded. Accordingly, this standard will be adopted in our quarterly period ended December 31, 2009.

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 08-04, Transition Guidance for Conforming Changes to Issue 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, which is effective for years ending after December 15, 2008. Early adoption is not permitted. The overall objective of the Issue is to conform the requirements of EITF 00-27 and SFAS No. 150 with EITF 98-5 to provide for consistency in application of the standard. We computed and recorded a beneficial conversion feature in connection with our convertible debentures financing in our second quarter 2009.

In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets  (“FSP 142-3”). This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. We were required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset was applied prospectively to intangible assets acquired after adoption, and the disclosure requirements are applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. We have evaluated the impact of FSP 142-3 on our financial position, results of operations and cash flows, and believes that the established lives will continue to be appropriate under the FSP.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP APB 14-1"). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The adoption of FSP APB 14-1 did not have a material impact on our financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to have a material impact on our present or future financial statements.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 3 – Going Concern:

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period. However, as previously mentioned, we are currently in our development stage and, accordingly, we have not generated revenue nor do we expect to generate revenue until the fourth quarter of our fiscal year. During the three months ended June 30, 2009 and 2008, we generated losses of $789,734 and $0, respectively. During the nine months ended June 30, 2009 and 2008, we generated net income (loss) of $(1,569,979) and $186,128, respectively.  These conditions and negative trends raise substantial doubt about our ability to continue as a going concern.

Our management is currently addressing these conditions and trends. We have discontinued our prior business that was engaged in providing advertising services and, commencing with our purchase of assets from Interlink Asset Group (see Note 4) on         September 10, 2008, we are devoting our efforts and our resources to the expeditious development and deployment of the TK 6000 product line.

Our acquisition of the assets of Interlink Asset Group included an executive management team who is undertaking these initiatives and have raised a total of $2,600,000 in convertible debenture and warrant financing since September 10, 2008. Notwithstanding, our ability to continue is dependent upon raising the additional capital necessary to complete the successful deployment of the TK 6000 product line and, ultimately, achieve profitable operations. There can be no assurances that capital will be available at terms acceptable to our management, if at all. The accompanying financial statements do not include any adjustments that may result from the substantial doubt surrounding our ability to continue as a going concern.

Note 4 - Interlink Asset Group Acquisition:

On September 10, 2008, we acquired certain tangible and intangible assets, formerly owned by Interlink Global Corporation (“Interlink”), (the “Interlink Asset Group”) directly from Interlink’s creditor who had seized the assets pursuant to a Security and Collateral Agreement. Our purpose in acquiring these assets, which included employment rights to the executive management team of Interlink, was to advance the TK 6000 VoIP Technology Program, which Interlink launched in July 2008. Accordingly, these assets substantially comprise our current business assets and the infrastructure for our future operations. Contemporaneously with this purchase, we executed an assignment and intellectual property agreement with Interlink that served to perfect our ownership rights to the assets.

Consideration for the acquisition consisted of a face value $1,000,000 convertible debenture, plus warrants to purchase 4,000,000 shares of our common stock. On the date of the Interlink Asset Group acquisition, we also entered into a financing agreement with the creditor that provided for the issuance of a face value $500,000 convertible debenture, plus warrants to purchase 2,000,000 shares of our common stock for net cash consideration of $448,300. These financial instruments, and our accounting therefore, are further addressed in Note 8.

The transfer of the Interlink Asset Group required us to determine whether the group of assets constituted a business, and accordingly, required accounting under Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”) or whether the group of assets did not constitute a business and, accordingly, required accounting under other standards, including Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets (“SFAS 142”). This determination is required to be made by reference (by analogy) to guidance in EITF No. 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or a Business (“EITF 98-3”). It should be noted that the determination of what constitutes a business for reporting purposes under Rules and Regulations of the Securities and Exchange Commission differs from the guidance in EITF 98-3.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 4 - Interlink Asset Group Acquisition (Continued):

We accounted for the acquisition of the assets of Interlink Asset Group as an acquisition of productive assets and not as a business. In applying the guidance of EITF 98-3, a business is a self sustaining, integrated set of activities and assets conducted and managed for the purpose of providing a return to investors and, further, must consist of inputs, processes applied to those inputs, and resulting outputs that are used to generate revenues. Based upon the guidance of EITF 98-3, the Interlink Asset Group (i) did not possess the inputs because, on the date of the acquisition, the critical asset (TK 6000 offering) had not achieved a proven level of technological feasibility and (ii) did not possess the outputs because, on the date of the acquisition, the assets did not include a revenue generating offering and, therefore, no ability to access customers. Further, we are unable to overcome the general presumption in EITF 98-3 that a development stage enterprise is presumed not to be a business.

In addition to our analysis that gave rise to the conclusion that the Interlink Asset Group did not constitute a business, we considered whether the two aforementioned financing arrangements should be combined for purposes of accounting for the acquisition. In reaching a conclusions that they should be combined we considered and gave substantial weight to the facts that (i) they were entered into contemporaneously and in contemplation of one another, (ii) they were executed with the same counterparty and the terms and conditions of the financial instruments and underlying contracts are substantially the same and (iii) there is otherwise no economic need nor substantive business purpose for structuring the transactions separately. Accordingly, for purposes of accounting for the Interlink Asset Group acquisition we have combined the financing arrangements associated with both the asset purchase and the cash financing arrangement. Accounting for the financial instruments arising from these arrangements is further discussed in Note 8.

Notwithstanding our conclusion that the Interlink Asset Group did not constitute a business, SFAS 142 provides that intangible assets acquired as a group are initially recognized at fair value applying the measurement principles for exchange transactions provided in SFAS 141.5-7. Those measurement principles provide that, when consideration is not in the form of cash, measurement is based upon the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly and closely evident and, thus more reliably measureable. We have concluded that the value of the consideration given representing the financial instruments, is more clearly evident and reliable for this purpose because (i) the exchange resulted from exhaustive negotiations with the creditor, (ii) fair value measurements of our financial instruments are in part based upon market indicators and assumptions derived for active markets, and (iii) while ultimately reasonable, our fair value measurements of the significant tangible and intangible asset relies heavily on subjective estimates and prospective financial information. The following table reflects the components of the consideration paid to effect the acquisition:

Financial Instrument or Cost:	Amount
Convertible debentures:
$1,000,000 face value, 12% convertible debentures	$1,014,002
$500,000 face value, 12% convertible debentures	507,000
Class B warrants, indexed to 10,400,000 shares of common stock	555,600
Direct costs	39,200
$2,115,802

We have evaluated the substance of the exchange for purposes of identifying all assets acquired. The recognition of goodwill is not contemplated in an exchange that is not a business or accounted for as a business combination under SFAS 141. The following table reflects the acquisition date fair values and the final allocation of the consideration to the assets acquired. The allocation was performed in accordance with SFAS 142, which provides that an excess in consideration over the fair values of the assets acquired is allocated to the assets subject to depreciation and amortization, based upon their relative fair values, and not to those assets with indefinite lives. A difference in the recognized basis in the value of the consideration between book and income tax gives rise to the deferred income taxes. The allocation of consideration in this manner contemplates an immediate impairment analysis under       SFAS 144. Our analysis did not result in impairment, but we are required to continue to perform this analysis as provided in our impairments policy (see Note 2).

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 4 - Interlink Asset Group Acquisition (Continued):
Asset or Account	Fair Value	Allocation

Cash	$487,500	$487,500
Deferred finance costs	24,398	24,398
Telecommunications equipment and other property	411,203	756,171
Intangible assets:
Knowhow of specialized employees	212,254	212,254
Trademarks	180,925	332,708
Employment arrangements	122,400	225,084
Workforce	54,000	54,000
Telephony license	5,000	9,195
Domain names	4,200	7,723
Deferred income taxes	--	(8,033)
Interest expense (finance costs allocated to warrants)	14,802	14,802
Total	$1,516,682	$2,115,802

In connection with the above allocation, we evaluated the presence of in-process research and development that may require recognition (and immediate write-off). We concluded that in-process research and development was de minimus since development is planned to be outsourced subsequent to the acquisition and, in fact, no substantive effort and/or costs were found in the records of Interlink. Research and development will be expensed as it is incurred.

As more fully discussed in Note 9, we issued 6,000,000 shares of common stock to our new management team in connection with the Interlink Asset Group acquisition. These shares are compensatory in nature and are fully vested. We have valued the shares at $1,500,000, consistent with fair value measurements used elsewhere in our accounting, and recognized the expense in compensation for the period.

As previously mentioned, the determination of what constitutes a business for reporting purposes under the Rules and Regulations of the Securities and Exchange Commission differs from the guidance in EITF 98-3. Under standards of the Securities and Exchange Commission, we have concluded that our acquisition of the assets of Interlink Asset Group is required to be reported (although not accounted for) as a business. The reporting requirements provide for the filing of audited and reviewed financial statements of the component of Interlink comprising the Interlink Asset Group, as well as pro forma information. This reporting information is included elsewhere in this filing.

Note 5 - Inventories

The following table summarizes the components of our inventories:

	June 30, 2009	Sept. 30, 2008

Productive material, work in process and supplies	$114.928	$-
Finished product	-	-
Total	114,928	-

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 6 - Telecommunications Equipment and Other Property:

Telecommunications equipment and other property consist of the following:

	Life	June 30, 2009	September 30, 2008
		(unaudited)
Telecommunication equipment	7	$650,804	$641,460
Computer equipment	5	105,777	85,111
Office equipment and furnishing	7	23,759	19,559
Purchased software	3	10,041	10,041
Sub – total		790,381	756,171
Less: accumulated depreciation		(95,141)	(6,404)
Total		$695,240	$749,767

Our telecommunications equipment is deployed in our Network Operations Center (“NOC”) as is most of the computer equipment. Other computer and office equipment and furnishings are deployed at our corporate offices, which we lease under an operating lease. Depreciation of the above assets amounted to $30,192 during the three months ended June 30, 2009 and $88,738 during nine months ended June 30, 2009. Commencing with our generation of revenue, a portion of our depreciation expense will be allocated to cost of sales.

Note 7 - Intangible Assets:

Intangible assets consist of following:	Life	June 30, 2009	September 30, 2008
		(unaudited)

Trademarks	5	$332,708	$332,708
Employment agreements	3	225,084	225,084
Knowhow and specialty skills	3	212,254	212,254
Workforce	3	54,000	54,000
Telephony licenses	2	9,195	9,195
Domain names	2	7,723	7,723
		840,964	840,964
Less accumulated amortization		(187,306)	(8,221)
		$653,658	$832,743

Amortization of the above intangible assets amounted to $104,071 for the three months ended June 30, 2009 and $179,085 the nine  months ended June 30, 2009. Commencing with our generation of revenue, a portion of our depreciation expense will be allocated to cost of sales. The weighted average amortization period for the amortizable intangible assets is 3.3 years.

Estimated future amortization of intangible assets for each year ending June 30, 2009 is as follows:

2009	$59,695
2010	238,316
2011	226,210
2012	66,542
2013	62,895
$653,658

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 8 - Secured Convertible Debentures and Warrant Financing Arrangements:

Our convertible debentures consist of the following:	June 30, 2009	September 30, 2008
	(unaudited)
$1,000,000 face value, 12% secured convertible debenture, due
September 10, 2010, interest payable quarterly, secured by all assets	$1,008,339	$1,013,611
$500,000 face value, 12% secured convertible debenture, due
September 10, 2010, interest payable quarterly, secured by all assets	504,168	506,804
$600,000 face value, 12% secured convertible debenture, due
January 30, 2011, interest payable quarterly, secured by all assets	256,874	-
$500,000 face value, 12% secured convertible debenture, due
January 30, 2011, interest payable quarterly, secured by all assets	242,414	-
Total	$2,011,795	$1,520,415

Common shares indexed to the financial instruments issued
in our convertible debenture and warrant financing arrangements
are as follows:	June 30, 2009	September 30, 2008
	(unaudited)
Conversion feature embedded in the $1,000,000 face value,
12% secured convertible debenture, due September 10, 2010	4,000,000	$4,000,000
Class B warrants; $0.50 exercise price, expire September 13, 2013	4,000,000	4,000,000
Conversion feature embedded in the $500,000 face value,
12% secured convertible debenture, due September 10, 2010	2,000,000	2,000,000
Class B warrants; $0.50 exercise price, expire September 13, 2013	2,000,000	2,000,000
Conversion feature embedded in the $600,000 face value,
12% secured convertible debenture, due January 30, 2011	2,400,000	-
Class B warrants; $0.50 exercise price, expire January 30, 2014	2,400,000	-
Conversion feature embedded in the $500,000 face value,
12% secured convertible debenture, due January 30, 2011	2,000,000	-
Class B warrants; $0.50 exercise price, expire January 30, 2014	2,000,000	-
Class BD warrants; $0.50 exercise price, expire January 30, 2014	1,280,000	-
Total	22,080,000	$12,000,000

On September 10, 2008, we issued a $1,000,000 face value, 12% secured convertible debenture, due September 10, 2010 and Class B warrants indexed to 4,000,000 shares of our common stock in exchange for the Interlink Asset Group, discussed in Note 4. Also on September 30, 2008, we issued a $500,000 face value 12% secured convertible debenture, due September 10, 2010 and Class B warrants indexed to 2,000,000 shares of our common stock for net cash proceeds of $472,800. These financial instruments were issued to the same creditor under contracts that are substantially similar, unless otherwise mentioned in the following discussion.

The principal amount of the debentures is payable on September 10, 2010 and the interest is payable quarterly, on a calendar quarter basis. While the debenture is outstanding, the investor has the option to convert the principal balance, and not the interest, into shares of our common stock at a conversion price of $0.25 per common share. The terms of the conversion option provide for anti-dilution protections for traditional restructurings of our equity, such as stock-splits and reorganizations, if any, and for sales of our common stock, or issuances of common-indexed financial instruments, at amounts below the otherwise fixed conversion price.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 8 - Secured Convertible Debentures and Warrant Financing Arrangements (Continued)

Further, the terms of the convertible debenture provide for certain redemption features. If, in the event of certain defaults on the terms of the debentures, some of which are indexed to equity risks, we are required at the investors option to pay the higher of (i) 110% of the principal balance, plus accrued interest or (ii) the if-converted value of the underlying common stock, using the 110% default amount, plus accrued interest. If this default redemption is not exercised by the investor, we would incur a default interest rate of 18% and the investor would have rights to our assets under the related Security Agreement. We may redeem the convertible debentures at anytime at 110% of the principal amount, plus accrued interest.

We have evaluated the terms and conditions of the secured convertible debentures under the guidance of SFAS 133 and EITF 00-19. We have determined that, while the anti-dilution protections preclude treatment of the embedded conversion option as conventional, the conversion option is exempt from classification as a derivative because it otherwise achieves the conditions for equity classification (if freestanding) provided in SFAS 133 and EITF 00-19. We have further determined that the default redemption features described above are not exempt for treatment as derivative financial instruments, because they are not clearly and closely related in terms of risk to the host debt agreement. On the inception date of the arrangement and as of September 30, 2008, we determined that the fair value of these compound derivatives is de minus. However, we are required to re-evaluate this value at each reporting date and record changes in its fair value, if any, in income. For purposes of determining the fair value of the compound derivative, we have evaluated multiple, probability-weighted cash flow scenarios. These cash flow scenarios include, and will continue to include fair value information about our common stock. Accordingly, fluctuations in our common stock value will significantly influence the future outcomes from applying this technique.

Since, as discussed above, the embedded conversion options did not require treatment as derivative financial instruments, we are required to evaluate the feature as embodying a beneficial conversion feature under EITF No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments. A beneficial conversion feature is present when the fair value of the underlying common share exceeds the effective conversion price of the conversion option. The effective conversion price is calculated as the basis in the financing arrangement allocated to the hybrid convertible debt agreement, divided by the number of shares into which the instrument is indexed.

Because the two hybrid debt contracts were issued as compensation for the Interlink Asset Group (see Note 4) and as further discussed in that note we concluded that they should be combined for accounting purposes, the accounting resulted in no beneficial conversion feature.

The following table illustrates the initial allocation to the secured convertible debentures and warrants financing arrangements:

	$1,000,000	$500,000
Secured convertible debentures, issued September 10, 2008:	Financing	Financing

Secured convertible debentures	$1,014,102	$507,000
Class B warrants (classified as liabilities)	370,400	185,200
Compound derivative	-	-
Total	$1,384,502	$692,200

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 8 - Secured Convertible Debentures and Warrant Financing Arrangements (Continued):

2009 Convertible Debenture Financing

On January 30, 2009, we entered into a Securities Purchase Agreement with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,100,000; and (b) Series C Warrants to purchase 4,400,000 shares of common stock of the Company. The maturity date of the debentures is January 30, 2011 and each debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The debentures convert into shares of our common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances).

The debentures are secured by a lien in all of the assets of the Company. The Series C Common Stock Purchase Warrants entitle the holders to purchase up to an aggregate of 4,400,000 shares of our common stock at an exercise price of ($0.50) per share. Each Series C Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Midtown Partners & Co., LLC (“Midtown Partners”), an NASD registered broker dealer, acted as the placement agent for the Company in connection with the 2009 Convertible Debt Offering. In connection with the 2009 Convertible Debt Offering, we paid Midtown Partners a cash commission equal to $88,000 and issued a Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 880,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share.

The offer and sale of the 12% Senior Secured Convertible Debentures, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants was affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Premiums on the secured convertible debentures arose from initial recognition at fair value, which is higher than face value. Premiums are amortized through credits to interest expense over the term of the debt agreement. Amortization of debt premiums amounted to $2,630 during the three months ended June 30, 2009 and $7,906 during the nine months ended June 30, 2009.

Direct financing costs are allocated to the financial instruments issued (hybrid debt and warrants) based upon their relative fair values. Amounts related to the hybrid debt are recorded as deferred finance costs and amortized through charges to interest expense over the term of the arrangement using the effective interest method. Amounts related to the warrants were charged directly to income because the warrants were classified in liabilities, rather than equity, as described above. Direct financing costs are amortized through charges to interest expense over the term of the debt agreement.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 8 - Secured Convertible Debentures and Warrant Financing Arrangements (Continued):

2009 Convertible Debenture Financing (Continued)

We have evaluated the terms and conditions of the Class B warrants under the guidance of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”). The warrants embody a fundamental change-in-control redemption privilege wherein the holder may redeem the warrants in the event of a change in control for a share of assets or consideration received in such a contingent event. This redemption feature places the warrants within the scope of SFAS 150, as put warrants and, accordingly, they are classified in liabilities and measured at inception and on an ongoing basis at fair value. Fair value of the warrants was measured using the Black-Scholes-Merton valuation technique and in applying this technique we were required to develop certain subjective assumptions. We have valued the underlying common shares at $0.25 on both the inception and the financial statement date being representative of our best estimates of our enterprise value, applying discounted cash flow techniques consistent with approaches outlined by the American Institute of Certified Public Accountants.

2009 Convertible Debenture Financing

On January 30, 2009, we issued a $600,000 face value 12% secured convertible debenture, due January 31, 2011 and Class B warrants indexed to 2,400,000 shares of our common stock for net cash proceeds of $507,900, as part of the Security Purchase Agreement with Debt Opportunity Fund Ltd., dated January 30, 2009 .

On February 6, 2009, we issued a $500,000 face value 12% secured convertible debenture, due January 31, 2011 and Class B warrants indexed to 2,000,000 shares of our common stock for net cash proceeds of $443,250, as part of the Security Purchase Agreement with Debt Opportunity Fund Ltd., dated February 6, 2009.

The following table illustrates the initial allocation to the secured convertible debentures and warrants financing arrangements:

	January 30, 2009	February 6, 2009
	$600,000	$500,000
Secured convertible debentures, issued:	Financing	Financing

Secured convertible debentures	$205,440	$200,400
Series C - 1warrants (classified as liabilities)	185,760	134,600
Series C – 2 warrants (classified as liabilities)	196,800	150,000
Beneficial conversion feature	-	-
Total	$588,000	$485,000

Note 9 - Stockholders’ Deficit:

Share-based payments (employees):

On September 10, 2008, we issued 6,000,000 shares of common stock to our new management team in connection with the Interlink Asset Group acquisition (see Note 4). These shares are compensatory in nature and are fully vested. We have valued the shares at $0.25, consistent with fair value measurements used elsewhere in our accounting.

Officer	Shares	Expense
Anastasios Kyriakides, CEO	2,100,000	$525,000
Nicholas Kyriakides	600,000	150,000
Kenneth Hosfeld, EVP	1,100,000	275,000
Leo Manzewitsch, CTO	1,100,000	275,000
Guillermo Rodriguez, CFO	1,100,000	275,000
	6,000,000	$1,500,000

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 9 - Stockholders’ Deficit (Continued):

Share-based payment for goods and services to non-employees:

During the year ended September 30, 2008, we issued 2,150,000 shares of common stock to non-employees for goods and services.

Consultant/Provider	Shares	Expense
FAMALOM, LLC	450,000	$112,500
Decembra Diamond	360,000	90,000
John Clarke	100,000	25,000
Deadalus Consulting, Inc.	90,000	22,500
Ron Roule	1,000,000	250,000
Iseal Aponte	150,000	37,500
	2,150,000	$537,500

On July 9, 2009, we issued 1,000,000 shares of our common stock to non-employees for goods and services.

Consultant/Provider	Shares	Prepaid
Omni Reliant	1,000,000	$250,000

Warrants to purchase common stock:

On February 6, 2009, we issued Series C – 2 warrants to purchase 2,000,000 shares of our common stock in connection with financing transactions discussed in Note 8. These warrants have a strike price of $0.50 and expire five years from issuance. We also issued Series BD warrants to purchase 800,000 shares of our common stock in connection with financing transactions discussed in Note 7.

On January 30, 2009, we issued Series C – 1 warrants to purchase 2,400,000 shares of our common stock in connection with financing transactions discussed in Note 7. These warrants have a strike price of $0.50 and expire five years from issuance. We also issued Series BD warrants to purchase 480,000 shares of our common stock in connection with financing transactions discussed in Note 7.

On September 10, 2008, we issued Class B warrants to purchase 6,000,000 shares of our common stock in connection with financing transactions discussed in Note 7. These warrants have a strike price of $0.50 and expire five years from issuance.

On January 17, 2007, we issued Class A warrants to purchase 3,262,712 shares of our common stock in connection with a sale of common stock. These warrants have a strike price of $1.00 and expire five years from issuance.

	Indexed Shares	Weighted Strike
October 1, 2006	-
Issued	3,262,712	$1.00
Exercised	-	-
Expired	-	-
September 30, 2007	3,262,712	$1.00
Issued	6,000,000	$0.50
Exercised	-	-
Expired	-	-
September 30, 2008	9,262,712	$0.68
Issued	5,680,000	$0.50
Exercised	-	-
Expired	-	-
June 30, 2009 (Unaudited)	14,942,912	$0.68

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 9 - Stockholders’ Deficit (Continued):

The weighted average remaining life of the aggregate warrants is 4.34 years.

Refer to Note 2 for income associated with the classification of warrants liabilities at three months ended
June 30, 2009, nine months ended June 30, 2009 and for the Period from Inception (May 1, 2006 through June 30, 2009).

Note 10 - Commitment and Contingencies:

Leases

We lease our principal office space under an arrangement that is an operating lease. Rent and associated occupancy expenses for the three and nine months ended June 30, 2009 was $41,760 and $124,280, respectively.

Minimum non-cancellable future lease payments as of June 30, 2009, were as follows: 2009—$26,925; 2010—$98,725.

Employment arrangements

We have entered into an employment agreement with our Chief Executive Officer, Anastasios Kyriakides and in  consideration of his services to us, we have agreed to pay him a base salary of $150,000 plus certain bonuses and awards if the Company achieves certain profitability levels and adopts certain incentive compensation plans. As of June 30, 2009, none of these incentive arrangements and plans had been realized. This agreement is effective through September 30, 2013.

Note 11 - Related Parties:

A company owned or controlled by a major shareholder of NetTalk.com, Inc., has provided services to us, as follows:

In June 2009, we incurred prepaid advertising for the creation of an infomercial to be aired during the deployment and launching of our TK6000.  The deployment and launching of our TK6000 is projected for the fourth quarter of our fiscal year.  Upon airing our infomercial and deployment of our TK6000 we will expense the amount of $350,000 as advertising expense.  Prepaid advertising is made up of following items:

Items	Amount

Cash payment	$100,000
Share-based payment (1,000,000 common shares)	250,000
Total	$350,000

At June 30, 2009, Due to officer amounted to $100,000, the amount is revolving and will be liquidated within one year.

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 12 - Discontinued Operations:

On September 10, 2008, at the time we acquired the Interlink Asset Group, our management and Board of Directors committed to the discontinuance and disposal of our advertising business. We disposed of this asset to be able to concentrate our efforts exclusively on the deployment of the TK6000 product offering. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. During fiscal year ended  September 30, 2008, we sold the advertising business resulting in a gain on sale of $168,083.

There are no assets or liabilities remaining at June 30, 2009 or December 31, 2008. The caption discontinued operations on our statements of operations reflects the following:

Three Months Ended June 30,
	2009	2008

Income from discontinued business	$-	$-
Loss from operations of discontinued business	$-	$-
Gain on sale of equipment	$-	$-

	Nine Month Ended June 30,
	2009	2008

Income from discontinued business	$-	$-
Loss from operations of discontinued business	$-	$18,045
Gain on sale of equipment	$-	$168,083

Note 13 - Income taxes

Accounting for income taxes in interim periods is governed by APB Opinion No. 28, Interim Financial Reporting (“APB 28”) and FASB Interpretation No. 18, Accounting for Income Taxes in Interim Periods (“FIN 18”), as amended by Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes, collectively  (“SFAS 109”), these standards provide that at the end of each interim period we are required to make our best estimate of the effective tax rate expected to be applicable for our full fiscal year. The rate so determined shall be used in providing for income taxes on a current year-to-date basis. Further, the rate is revised, if necessary, as of the end of each successive interim period during the fiscal year to the enterprise’s best current estimate of its annual effective tax rate.

We are currently projecting a net loss for the current fiscal year for which we will not be able to recognize a benefit due to limitations imposed by Statement SFAS 109 for companies with cumulative losses in recent years.

Accordingly, our interim financial information includes neither a provision nor a benefit. However, in accordance with the above standards, we are required to evaluate the accounting as to each quarterly reporting

NET TALK.COM, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
for the Three and Nine Months Ended June 30, 2009 (unaudited) and 2008 (unaudited)
and for the Period from Inception (May 1, 2006) through June 30, 2009 (unaudited)

Note 14 - Subsequent Events

2009 Convertible Debenture Offering

On July 20, 2009, we entered into a Securities Purchase Agreement with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) 12% Senior Secured Convertible Debentures in the aggregate principal amount of $500,000; and (b) Series C Warrants to purchase 2,000,000 shares of common stock of the Company. The maturity date of the debentures is July 20, 2011 and each debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The debentures convert into shares of our common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The debentures are secured by a lien in all of the assets of the Company. The Series C Common Stock Purchase Warrants entitle the holders to purchase up to an aggregate of 2,000,000 shares of our common stock at an exercise price of ($0.50) per share. Each Series C Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Midtown Partners & Co., LLC (“Midtown Partners”), an NASD registered broker dealer, acted as the placement agent for the Company in connection with the 2009 Convertible Debt Offering. In connection with the 2009 Convertible Debt Offering, we paid Midtown Partners a cash commission equal to $40,000 and issued a Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 400,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share.

The offer and sale of the 12% Senior Secured Convertible Debentures, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants was affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 2 – Management Discussion and Analysis of Financial Conditions and Results of Operations

Our Management’s Discussion and Analysis should be read in conjunction with our financial statements included in this report.

Forward Looking Statements

Certain statements contained in this report on Form 10-Q and other written material and oral statements made from time to time by us do not relate to historical or current facts.  As such, they are referred to as “forward-looking statements,” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “ seek, ” “ anticipate, ” “ believe, ” “ estimate, ” “ expect, ” “ intend, ” “ plan, ” “ budget, ” “ project, ” “ may be, ” “ may continue, ” “ may likely result, ” and similar expressions. When reading any forward looking statement, you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

•	whether or not a market for our products and services develop and, if a market develops, the pace at which it develops;
•	our ability to successfully sell our products and services if a market develops;
•	our ability to attract the qualified personnel to implement our growth strategies;
•	our ability to develop sales and marketing capabilities;
•	the accuracy of our estimates and projections;
•	our ability to fund our short-term and long-term financing needs;
•
changes in our business plan and corporate strategies; and other risks and uncertainties discussed in greater detail in the sections of this prospectus, including the section captioned “Plan of Operation”.

 Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this prospectus, as well as other public reports filed with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this report to reflect new events or circumstances unless and to the extent required by applicable law.

Background

Prior to September 10, 2008, we were engaged in the development of advertising services and strategies. On September 10, 2008, at the time we acquired the Interlink Asset Group, discussed below, our management and Board of Directors committed to the discontinuance and disposal of our advertising business. We disposed of this company to be able to concentrate our efforts exclusively on the deployment of the TK6000 Product Offering. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144,  Accounting for the Impairment or Disposal of Long-Lived Assets, and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations as a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. On September 10, 2008, we sold the advertising business resulting in a gain on sale of $168,083.

On September 10, 2008, we acquired certain tangible and intangible assets, formerly owned by Interlink Global Corporation (“Interlink”) (the “Interlink Asset Group”), directly from Interlink’s creditor who had seized the assets pursuant to a Security and Collateral Agreement. Our purpose in acquiring these assets, which included employment rights to the executive management team of Interlink, was to advance the TK 6000 VoIP Technology Program, which Interlink launched in July 2008. Accordingly, these assets substantially comprise our current business assets and the infrastructure for our future continuing operations. Contemporaneously with this purchase, we executed an Assignment and Intellectual Property Agreement with Interlink that served to perfect our ownership rights to the assets. The transfer of the Interlink Asset Group required us to determine whether the group of assets constituted a  business, and accordingly, required accounting under Statement of Financial Accounting Standards No. 141,  Business Combinations  (SFAS 141) or whether the group of assets did not constitute a  business  and, accordingly, required accounting under other standards, including Statement of Financial Accounting Standards No. 142,  Goodwill and Intangible Assets  (SFAS 142). This determination is required to be made by reference (by analogy) to guidance in EITF No. 98-3,  Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or a Business  (EITF 98-3). We accounted for the acquisition of the Interlink Asset Group as an acquisition of productive assets and not as a business. In applying the guidance of EITF 98-3, a business is a self sustaining, integrated set of activities and assets conducted and managed for the purpose of providing a return to investors and, further, must consist of inputs, processes applied to those inputs, and resulting outputs that are used to generate revenues. Based upon the guidance of EITF 98-3, the Interlink Asset Group (i) did not possess the inputs because, on the date of the acquisition, the critical asset (TK 6000 offering) had not achieved a proven level of technological feasibility and (ii) did not possess the outputs because, on the date of the acquisition, the assets did not include a revenue generating offering and, therefore, no ability to access customers. Further, we are unable to overcome the general presumption in EITF 98-3 that a development stage enterprise is presumed not to be a business.

We have evaluated the substance of the exchange for purposes of identifying all assets acquired.  The recognition of goodwill is not contemplated in an exchange that is not a business or accounted for as a business combination under SFAS 141. The following table reflects the acquisition date fair values and the final allocation of the consideration to the assets acquired. The allocation was performed in accordance with SFAS 142, which provides that an excess in consideration over the fair values of the assets acquired is allocated to the assets subject to depreciation and amortization, based upon their relative fair values, and not to those assets with indefinite lives. A difference in the recognized basis in the value of the consideration between book and income tax gives rise to the deferred income taxes. The allocation of consideration in this manner contemplates an immediate impairment analysis under SFAS 144. Our analysis did not result in impairment, but we are required to continue to perform this analysis as provided in our impairments policy.

Asset or Account	Fair Value	Allocation
Cash	$487,500	$487,500
Deferred finance costs	24,398	24,398
Telecommunications equipment and other property	411,203	756,171
Intangible assets:
Knowhow of specialized employees	212,254	212,254
Trademarks	180,925	332,708
Employment arrangements	122,400	225,084
Workforce	54,000	54,000
Telephony license	5,000	9,195
Domain names	4,200	7,723
Deferred income taxes	—	(8,033)
Interest expense (finance costs allocated to warrants)	14,802	14,802

	$1,516,682	$2,115,802

Plan of Operation

We are a development-stage company, which will offer, provide, sell and supply commercial and residential telecommunication services, including services utilizing voice over internet protocol (“VoIP”) technology, session initiation protocol (“SIP”) technology, wireless fidelity technology, wireless maximum technology, marine satellite services technology and other similar type technologies. During our development stage, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. Our TK 6000 commenced beta testing during March 2009 and we anticipate it will enter revenue generation status in our fourth fiscal quarter of 2009. As of the date of this report, our activities have been limited to various organizational matters, limited operations, and the development of our business plan.

During our development stage, as discussed above, we will incur significant expenditures for research and development, arising both internally and externally. We currently estimate that research and development expenditures will amount to approximately $530,000 and $330,000 during our fiscal years ending September 30, 2009 and 2010, respectively. However, these levels are entirely predicated on the success of our financing efforts discussed in Liquidity and Capital Resources, below. We currently anticipate that we will be required to pay for our research and development with cash. However, to the extent that outside parties will entertain share-based payment arrangements, we will likely pursue negotiations on those lines.

We anticipate the TK 6000 will be available for distribution to the public by our fourth fiscal quarter of 2009. The TK 6000 will begin to generate revenues when it is sold and paid for by our potential customers.

We will begin to earn revenue from Carrier Access Billing (“CAB”) as soon as the TK 6000 is on the market. However, we expect to experience a delay in realizing those revenues. CAB is revenue we receive from allowing other service providers to use our telecommunication infrastructure. It is a surcharge we receive for allowing major carriers to use our infrastructure to reach the end phone user. We will begin accruing CAB revenues as soon as the TK 6000 is used by our customers and our infrastructure is used by other carriers. However, we will experience a delay in the receipt of those revenues while the original billing carrier collects that charge from its customers and allocates and distributes that amount to all CAB recipients. We anticipate experiencing a 30-60 day delay in receiving CAB revenues from the time the TK 6000 is put into service until we realize the revenues associated with the CAB charge.

Liquidity and Capital Resources

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period. However, we are currently a development stage company and, as such, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. Accordingly, we have not generated revenue nor do we expect to generate revenue until approximately our fourth fiscal quarter of 2009. During the three months ended June 30, 2009 and 2008, we generated net loss of $(789,734) and $0, respectively.  During the nine months ended June 30, 2009 and 2008, we generated net income (losses) of $(1,569,979) and $186,128, respectively and have a cumulative net loss of $(4,074,739). We used cash in our operations in the amounts of $450,369 during the three months ended June 30, 2008 and $1,254,095 during the nine months ended June 30, 2009.  We used cash in our operations in the amounts of $1,764,591 during the period from inception (May 1, 2006) through June 30, 2009.

Our management is currently addressing these conditions and trends. We have discontinued our prior business that was engaged in providing advertising services and, we are devoting our efforts and our resources to the expeditious development and deployment of the TK 6000 product. Our executive management team is currently undertaking these initiatives and has raised $500,000 in convertible debenture and warrants financing during fiscal year ended September 30, 2008 and has raised an additional $1,100,000 in convertible debenture and warrant financing during fiscal year ended September 30, 2009 (note that management also secured the Interlink Asset Group in exchange for the issuance of a $1,000,000 debenture and associated warrants). Notwithstanding the foregoing, our ability to continue is dependent upon raising the additional capital necessary to complete the successful deployment of the TK 6000 product and, ultimately, achieve profitable operations. There can be no assurances that additional capital will be available at terms acceptable to our management, if at all. The financial statements included elsewhere herein do not include any adjustments related to the possible outcome of this uncertainty.

As of June 30, 2009, we had cash on hand of $105,637. Based on the current rate at which we are using capital, we believe that we will need to obtain a minimum in financing of approximately $2,000,000 to continue our current minimal operations for the next twelve (12) months. However, we believe that to fully implement the initial phase of our business plan, we will require financing in the amount of approximately $3,200,000. If we are able to obtain $3,200,000, we intend to continue our current operations, launch our main product and become fully operational during the next 12 months. We may seek to raise this additional capital through the public or private sale of our equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. We currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and fully implement the initial phase of our business plan. If we do not secure at least $3,200,000 we will not be able to fully implement our business plan, and if we do not secure at least $2,000,000 we may not be able to continue our current minimal operations beyond the next twelve months and our business plan may fail.

Our largest operating expenditures currently consist of the following items: $14,500 per month on leasing our corporate office space (this includes our base rent and associated utility expenses, etc.) and $58,000 per month on payroll. We do not anticipate that our leasing costs will change substantially during the next 12 months. However, if we are successful in developing the TK 6000 we may incur additional payroll costs associated with hiring customer service and order processing support staff to assist us with those functions. Currently, our staff consists of ten full time and zero part time employees. We will also incur increased costs for phone components as the TK 6000 goes into production. However, we anticipate that the increase in components will be offset by the correlating increase in revenues.

If we are able to obtain $3,200,000 we anticipate incurring the following expenditures:

RESEARCH, DEVELOPMENT AND DEPLOYMENT EXPENSES

Category	Fiscal Year 2009	Fiscal Year 2010

Marketing and advertising	$860,000	$250,000
Interconnections operations*	$1,353,000	$1,490,000
CLEC licenses	$24,000	$20,000
Research and Development	$530,000	$330,000
Telecommunication deposits	$235,000	$250,000
Total	$3,002,000	$2,340,000

*
This is the expense we incur under our interconnection agreements whereby we obtain access to the facilities of incumbent local exchange carriers to provide services to our customers. We have negotiated two interconnection agreements with national carriers.

These development and deployment costs may increase substantially based on several different factors. For example, if we decide to pursue a patent application for additional technology, we will need to bear the legal and administrative expense of the patent process. In addition, the CLEC licensing process is costly and time consuming. For each new state we expand into, we incur additional costs associated with complying with that state’s licensing procedure. In addition to the cost of producing our infomercial, we will also incur broadcasting charges related to airing the infomercial. Those costs will vary depending on the market we are targeting and the time and number of broadcasts. Any additional marketing we undertake will also result in additional expense.

We currently have no material firm commitments related to purchases of our TK 6000 or any services associated with the TK 6000. We have an aggregate of $1,500,000 face value convertible debentures that mature and are payable in September 2010. We are required to make quarterly interest payments amounting to $45,000 ($180,000 annually), in cash.

We also have $1,100,000 face value convertible debentures that mature and are payable in January 2011. We are required to make quarterly interest payments amounting to $33,000 ($132,000 annually), in cash.

While we note that the publicly reported inflation rate in the United States have been increasing during the current calendar year (5.37% as of August 31, 2008), we do not believe that the current trend will materially affect our business in the near term, defined as eighteen-months. However, we continue to monitor fluctuations in the rate, as it is published.

Our current long term business plan contemplates acquiring the ongoing business of related companies, either through asset acquisitions or consolidations. However, due to the substantial doubt about our ability to continue as a going concern, we do not anticipate any acquisitions in the near future.

We currently have Series A Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 3,099,712 shares of our common stock at an exercise price of $0.25 per share, Series B Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 6,000,000 shares of our common stock at an exercise price of $0.50 per share, Series C Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 4,400,000 shares of our common stock at an exercise price of $0.50 per share and Series BD Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of up to 1,280,000 shares of common stock at an exercise price of ($0.50) per share. If the holders of our warrants exercise these warrants, we will receive aggregate proceeds of $6,414,928. Management has no way of knowing whether the holders of these warrants will choose to exercise their warrants. If the holders do not exercise the warrants, we will not receive any proceeds.

Borrowing Arrangements

12% Senior Secured Convertible Debentures

We issued a series of 12% Senior Secured Convertible Debentures in the aggregate principal amount of $2,600,000, all of which are currently held by Vicis Capital Master Fund, our majority shareholder. $1,500,000 of the principal is due on September 10, 2010 and the remaining $1,100,000 is due on January 30, 2011. Each Debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The Debentures convert into shares of the Company’s common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The Debentures are secured by a lien in all of the assets of the Company.

The following events constitute events of default under the Debentures: (i) failure to pay any interest or principal payment when due; (ii) failure to observe any covenant contained in the secured debenture or the purchase agreement that we executed in connection with the issuance of the Debentures; (iii) the occurrence of an event of default by us under any other material agreement or lease; (iv) entry of a judgment against us in excess of $150,000; and (v) the appointment of a receiver, the filing of bankruptcy by us, or if we otherwise become insolvent. Payment on all of our secured debentures is secured by a lien in all of our assets. If we fail to repay the secured debentures on their respective maturity dates or if an event of default occurs under the Debentures for any other reason, it may result in a material adverse effect on our business operating results and financial condition as Vicis Capital Master Fund may foreclose on our assets in an effort to be repaid amounts due under the secured debentures. Additionally, if we seek to prepay the secured debentures, we must pay a prepayment penalty equal to 110% of the then outstanding principal, plus all other amounts due.

The Debentures contain full ratchet anti-dilution price protection; therefore, if we issue a security at a price per share less than the current conversion price in effect for the Debentures, the conversion price will adjust downward (i.e. if we sell a security for $0.10 per share, the price at which our Debentures converts to common stock will decrease from $0.25 to $0.10).

The Debentures contain negative covenants that prohibit us from taking certain corporate actions without the prior written consent of the holder of the Debentures, Vicis Capital Master Fund, who is also our majority shareholder. We cannot take the following actions without Vicis Capital Master Funds’ consent while the Debentures remain outstanding: (i) incur any additional indebtedness or allow any lien to be filed against our assets, except in certain limited instances; (ii) amend our articles of incorporation or bylaws in a manner that adversely effects the holder of our secured debentures; (iii) repay, repurchase or otherwise acquire more than a de minimis number of shares of our common stock or common stock equivalents from any security holder, except in certain limited instances; (iv) enter into any transactions with our executive officers, directors or affiliates; (v) increase our executive officers’ salary or bonus more than 15% from what was paid in the previous year; or (vi) pay cash dividends or distributions on any of our equity security. We are currently in compliance with these restrictive covenants.

Currently, the conversion price of the Debentures is $0.25. Therefore, there are 10,400,000 shares of common stock currently issuable upon the conversion of the Debentures. Due to the full ratchet anti-dilution feature contained in the Debentures, the conversion price for the Debentures could adjust downward to $0.01 per share, resulting in us having to issue 260,000,000 shares of common stock upon conversion of the Debentures. If Vicis Capital Master Fund converts the Debentures our existing shareholders could suffer substantial dilution of their investment in terms of their percentage ownership as well as the book value of their shares of common stock.  We currently have 9,749,800 shares of common stock issued and outstanding.  If Vicis fully converts the debentures, whether upon our default under the Debenture or upon voluntary request by Vicis, the number of issued and outstanding common shares will more than double. As a result, our existing shareholders’ overall percentage of ownership in the Company will be substantially decreased.

Results of Operations

Comparison of Historical Results – Three Months Ended June 30, 2009 and 2008

Our continuing operating results for the three months ended June 30, 2009 reflect the operation of a developing business; therefore, they reflect certain start-up related expenses, and they are not indicative of the results of our operations that may be realized during full fiscal years (or interim periods thereof) of our future continuing operations.

Compensation and Benefits: Our compensation and benefits expense amounted to $92,500 for the three months ended June 30, 2009 as compared to $0 for three months ended June 30, 2008.  This amount represents normal salaries and wages paid to management members and employees.

Professional Fees: Our professional fees amounted to $95,296 for the three months ended June 30, 2009, as compared to $0 for the three months ended June 30, 2008.  This amount includes normal payments and accruals for legal, accounting and other professional services.

Depreciation and Amortization:  Depreciation and amortization amounted to $134,263 for the three months ended June 30, 2009, as compared to $0 for the three months ended June 30, 2008.  These amounts represent amortization of our long-lived tangible and intangible assets using straight-line methods and lives commensurate with the assets’ remaining utility. Our long-lived assets, both tangible and intangible, are subject to annual impairment review, or more frequently if circumstances so warrant. During the quarter ended June 30, 2009, we did not calculate or record impairment charges. However, negative trends in our business and our inability to meet our projected future results could give rise to impairment charges in future periods.

Research and Development: Research and development costs amounted to $123,743 for the three months ended June 30, 2009 as compared to $0 for the three months ended June 30, 2008. Such amount represented product development and design and payroll and benefits allocated to the development of our TK6000.

Product development and engineering	$47,175

Payroll and benefits	76,668

Total	$123,743

General and Administrative Expenses. General and administrative expenses amounted to $112,160 for the three months ended June 30, 2009 as compared to $0 for the three months ended June 30, 2008 and consisted of general corporate expenses and certain other startup expenses.  General corporate expenses included $41,760 in occupancy costs.

We have experienced a recent increase in our general and administrative costs primarily because of professional accounting and legal fees incurred in connection with the preparation and filing of our registration statement on Form S-1.  We believe that these increased costs are associated with our efforts to become a public company. However, our administrative and overall general costs will continue to remain high now that our registration statement has been declared effective.  Our costs associated with legal and accounting fees will remain higher than historical amounts because, as a reporting company, we are required to comply with the reporting requirements of the Securities and Exchange Act of 1934. This involves the preparation and filing of the quarterly and annual reports required under the Exchange Act as well as the other filing requirements found in that Act. We will also incur additional expenses associated with the services provided by our transfer agent. In addition, to the work we are presently doing, we will need to focus our time and energy to complying with the Exchange Act. This will detract from our ability and efforts to develop and market the           TK 6000 and future product and service offerings.

We anticipate incurring these additional expenses related to being a public company without receiving a substantial increase in revenues associated with this undertaking. Therefore, these additional expenses will not be offset by an increase in revenue. There is currently no public market for our common stock. We plan to have our common stock quoted on the Over the Counter Bulletin Board (the “OTCBB”), however, even if we become listed on the OTCBB, we do not anticipate having access to public investors. We will need to compensate for these additional costs associated with becoming a public company by revenues generated from our TK 6000 (when that product becomes marketable) or from the public or private sale of or equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. As discussed elsewhere in this report, we currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and meet these increased costs.

Interest Expense: Interest expense amounted to $160,830 for the three months ended June 30, 2009 as compared to$0 for the three months ended June 30, 2008.  Such amount represented (i) stipulated interest under our aggregate $2,600,000 face value convertible debentures issued, (ii) the related amortization of premiums and (iii) the amortization of deferred finance costs.

Derivative Expense: Derivative income (expense) amounted to $(73,944) for the three months ended June 30, 2009 as compared to $0 for the three months ended June 30, 2008.  Such amount represents the change in fair value of liability-classified warrants (indexed to 14,400,000 shares of our common stock).  As required by FAS 133, derivative financial instruments are required to be carried as liabilities, at fair value, in our financial statements with changes reflected in income. In addition to the liability-classified warrants, we also have certain compound derivative financial instruments related to our $2,600,000 face value convertible debentures that had de minimus values. We are required to adjust our warrant and compound derivatives to fair value at each reporting period. The fair value of our warrant derivative is largely based upon fluctuations in the fair value of our common stock. The fair value of our compound derivative is largely based upon estimates of cash flow arising from the derivative and credit-risk adjusted interest rates. Accordingly, the volatility in these underlying valuation assumptions will have future effects on our earnings.

Income Taxes: Income tax provision amounted to $0 and $0for the three months ended June 30, 2009 and 2008, respectively, due to our present operating losses.

Discontinued Operations: Income (loss) from discontinued operations amounted to $0 and $0, for the three months ended June 30, 2009 and 2008, respectively.  Prior to its discontinuance, the former advertising business was a non-revenue producing development stage enterprise. During these periods, the discontinued business incurred compensation and general administrative costs. We have no continuing involvement with that business.

Net Loss: The net loss amounted to $789,734 for the three months ended June 30, 2009, as compared to a net loss of $0 for the three months ended June 30, 2008, respectively. The increase in net loss is primarily due to start up expenses associated with our status as a development stage enterprise.

Net Loss Per Common Share: We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128) in calculating our basic and diluted loss per common share. Basic loss per common share represents our net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. Applying this method, 14,942,912 shares indexed to warrants were excluded from our computation because the effect was anti-dilutive. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded. Applying this method, 14,400,000 shares indexed to our convertible debentures were excluded from our computation because the effect was anti-dilutive.

Comparison of Historical Results – Nine Months Ended June 30, 2009 and 2008

Our continuing operating results reflect that we are a developmental stage business with no revenues. Therefore, our operating results reflect certain start-up related expenses, and may not indicative of the results of our operations that may be realized during full fiscal years of our future continuing operations.

Compensation and Benefits: Our compensation and benefits expense amounted to $349,099 for the nine months ended June 30, 2009 as compared to $0for the nine months ended June 30, 2008.  This amount represents normal salaries and wages paid to management members and employees.

Professional Fees: Our professional fees amounted to $231,721 for the nine months ended June 30, 2009 as compared to$0for the nine months ended June 30, 2008. This amount includes normal payments and accruals for legal, accounting and other professional services.

Depreciation and Amortization: Depreciation and amortization amounted to $267,822 for the nine months ended June 30, 2009 as compared to $0for the nine months ended June 30, 2008.  These amounts represent amortization of our long-lived tangible and intangible assets using straight-line methods and lives commensurate with the assets’ remaining utility. Our long-lived assets, both tangible and intangible, are subject to annual impairment review, or more frequently if circumstances so warrant. During the nine months ended June 30, 2009, we did not calculate or record impairment charges. However, negative trends in our business and our inability to meet our projected future results could give rise to impairment charges in future periods.

Research and Development: Research and development costs amounted to $235,740 for the nine months ended June 30, 2009 as compared to $0 for the nine months ended June 30, 2008. Such amount represented product development and design and payroll and benefits allocated to the development of our TK6000.

Product development and engineering	$114,105

Payroll and benefits	121,635

Total	$235,740

General and Administrative Expenses. General and administrative expenses amounted to $258,876 for the nine months ended June 30, 2009 as compared to$0for the nine months ended June 30, 2008 and consisted of general corporate expenses and certain other start up expenses. General corporate expenses included $124,280 in occupancy costs.

We have experienced a recent increase in our general and administrative costs primarily because of professional accounting and legal fees incurred in connection with the preparation and filing of our registration statement on Form S-1.  We believe that these increased costs are associated with our efforts to become a public company. However, our administrative and overall general costs will continue to remain high now that our registration statement has been declared effective.  Our costs associated with legal and accounting fees will remain higher than historical amounts because, as a reporting company, we are required to comply with the reporting requirements of the Securities and Exchange Act of 1934. This involves the preparation and filing of the quarterly and annual reports required under the Exchange Act as well as the other filing requirements found in that Act. We will also incur additional expenses associated with the services provided by our transfer agent. In addition, to the work we are presently doing, we will need to focus our time and energy to complying with the Exchange Act. This will detract from our ability and efforts to develop and market the TK 6000 and future product and service offerings.

We anticipate incurring these additional expenses related to being a public company without receiving a substantial increase in revenues associated with this undertaking. Therefore, these additional expenses will not be offset by an increase in revenue. There is currently no public market for our common stock. We plan to have our common stock quoted on the Over the Counter Bulletin Board (the “OTCBB”), however, even if we become listed on the OTCBB, we do not anticipate having access to public investors. We will need to compensate for these additional costs associated with becoming a public company by revenues generated from our TK 6000 (when that product becomes marketable) or from the public or private sale of or equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. As discussed elsewhere in this report, we currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and meet these increased costs.

Interest Expense: Interest expense amounted to $326,448 for the nine months ended June 30, 2009 as compared to$0 for the nine months ended June 30, 2008. Such amount represented (i) stipulated interest under our aggregate $2,600,000 face value convertible debentures, (ii) the related amortization of premiums (iii) the amortization of deferred finance costs.  Aggregate premiums continue to be credited to interest expense over the term of the debentures using the effective interest method.

Derivative Income : Derivative income amounted to $90,970 for the nine months ended June 30, 2009 as compared to $0for the nine months ended June 30, 2008. Such amount represents the change in fair value of liability-classified warrants (indexed to 14,400,000 shares of our common stock). As required by FAS 133, derivative financial instruments are required to be carried as liabilities, at fair value, in our financial statements with changes reflected in income. In addition to the liability-classified warrants, we also have certain compound derivative financial instruments related to our $2,100,000 face value convertible debentures that had de minimus values. We are required to adjust our warrant and compound derivatives to fair value at each reporting period. The fair value of our warrant derivative is largely based upon fluctuations in the fair value of our common stock. The fair value of our compound derivative is largely based upon estimates of cash flow arising from the derivative and credit-risk adjusted interest rates. Accordingly, the volatility in these underlying valuation assumptions will have future effects on our earnings.

Discontinued Operations: Income (loss) from discontinued operations amounted to $0 and $186,128 for the nine months ended    June 30, 2009 and 2008, respectively.  Income from discontinued operations during 2008 is net of $168,083 related to the gain on sale of assets and $18,045 related to a gain on debt forgiveness of an unrelated third-party. Prior to its discontinuance, the former advertising business was a non-revenue producing development stage enterprise. During these periods, the discontinued business incurred compensation and general administrative costs. We have no continuing involvement with that business.

Net Income (Loss). The net income (loss) amounted to $(1,569,979) for the nine months ended June 30, 2009, as compared to a net income of $186,128 for the nine months ended June 30, 2008.  The increase in net loss is primarily due to start up expenses associated with our status as a development stage enterprise.

Net Income (Loss) Per Common Share: We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128) in calculating our basic and diluted loss per common share. Basic loss per common share represents our net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. Applying this method,14,942,912 shares indexed to warrants were excluded from our computation because the effect was anti-dilutive. We computed the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded. Applying this method, 14,400,000 shares indexed to our convertible debentures were excluded from our computation because the effect was anti-dilutive.

Off-Balance Sheet Arrangements

We lease our principal office space under an arrangement that is an operating lease. Rent and associated occupancy expenses for the three months ended June 30, 2009 was $41,760 and during nine months ended June 30, 2009 was $124,280.                              Minimum non-cancellable future lease payments as of June 30, 2009, were as follows: 2009—$26,925 and 2010—$98,725.

We have warrants outstanding to purchase 14,942,912 shares of our common stock, 2,262,712 of which are classified in stockholders’ equity.

Critical Accounting Policies

The financial information contained in our comparative results of operations and liquidity disclosures has been derived from our financial statements included in this prospectus. The preparation of those financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes. The following significant estimates have made in the preparation of our consolidated financial statements and should be considered when reading our Management’s Discussion and Analysis:

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Impairment of Long-lived Assets: Our Telecommunications equipment, other property and intangible assets are material to our financial statements. Further, they are subject to the potential negative effects arising from technological obsolescence. We evaluate our tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144  Accounting for the Impairment or Disposal of Long-Lived Assets  (SFAS 144) annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets. We have certain intangible assets that are not subject to amortization because they currently have indefinite lives. We are also required to evaluate whether these assets acquire a finite useful life annually and, if present, commence amortization thereof. Prior to that event, if ever, we evaluate intangible assets that are not subject to amortization under the guidance of Statement of Financial Accounting Standards No. 142 Goodwill and Intangible Assets (SFAS 142). Under this standard, the impairment test consists of a comparison of the fair values of the intangible assets with the respective carrying values. An impairment loss would be required for an excess in carrying value over the fair value on an asset-by-asset basis. Our estimates in making our impairment analysis and related decisions are highly subjective because they rely largely on the development of prospective financial information. These estimates are made by competent employees, using the best available information, under the direct supervision of our management.

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Intangible assets: Our intangible assets require us to make subjective estimates about our future operations and cash flows so that we can evaluate the recoverability of such assets. These estimates consider available information and market indicators including our operational history, our expected contract performance, and changes in the industries that we serve.

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Share-based payment arrangements: We currently intend to issue share-indexed payments in future periods to employees and non-employees. There are many valuation techniques, such as Black-Scholes-Merton valuation model that we may use to value share-indexed contracts, such as warrants and options. All such techniques will require certain assumptions that require us to develop forward-looking information as well as historical trends. For purposes of historical trends, we may need to look to peer groups of companies and the selection of such groups of companies is highly subjective. We intend to follow the available guidance (e.g. FAS 123R, SAB 107) in making these decisions. However, we will not know definitively our historical trends until our shares trade for periods consistent with the remaining terms of these instruments, which could be many years.

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Common stock valuation: Estimating the fair value of our common stock is necessary in the preparation of computations related to acquisition, share-based payment and financing transactions. We believe that the most appropriate and reliable basis for common stock value is trading market prices in an active market. We will look to those values should our shares ultimately be listed and traded. Prior to that, we have utilized the income approach to enterprise valuation coupled with our common shares outstanding to estimate the fair value of our common stock per share. The income approach requires us to develop subjective estimates about our future operating performance and cash flows. It also requires us to develop estimates related to the discount rate necessary to discount future cash flows. As with any estimates, actual results could be different.

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Derivative Financial Instruments: We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as our secured convertible debenture and warrant financing arrangements that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements. The fair value of share-indexed derivatives will be significantly influenced by the fair value of our common stock (see Common Stock Valuation, above). Certain other elements of forward-type derivatives are significantly influenced by credit-adjusted interest rates used in cash-flow analysis. Since we are required to carry derivative financial instruments at fair value and make adjustments through earnings, our future profitability will reflect the influences arising from changes in our stock price, changes in interest rates, and changes in our credit standing.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquire, including the recognition and measurement of goodwill acquired in a business combination. SFAS 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. The adoption of SFAS 141 R did not have a material impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and132(R) (“SFAS 158”). SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan                          (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

SFAS 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS 158 did not have a material impact on our financial position, results of operations or cash flows because we do not have a defined benefit plan for our employees.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51 .. This statement amends ARB No. 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities. Following the effectiveness of SFAS 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity. Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008.  Since we do not currently have any non-controlling interest consolidated in our financial statements, adoption of this standard will not have any material effect on our financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133  (“SFAS 161”). SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008.  The adoption of SFAS 161 did not have a material impact on our financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” We do not expect the adoption of SFAS 162 will have a material effect on our financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5,  Accounting for Contingencies . FIN 48 was effective for fiscal years beginning after December 15, 2006. Accordingly, we have implemented FIN 48 by summarizing and evaluating all potential uncertain tax positions. As a result of our implementation, FIN 48 did not have a material impact on our financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (FSP 00-19-2) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies . FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of EITF 00-19-02 did not have a material impact on our financial position, results of operations or cash flows, because we have no current transactions that embody Registration Payment Arrangements, as defined in the standard.

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 07-05 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock , which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008 (our fiscal year ending September 30, 2010). The objective of this Issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative in of Statement 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of Statement 133 (the “Paragraph 11(a) Exemption). This Issue also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative in Statement 133, for purposes of determining whether the instrument is within the scope of Issue 00-19. We currently have 14,379,712 warrants that embody terms and conditions that require the reset of their strike prices upon our sale of shares or equity-indexed financial instruments and amounts less than the conversion prices. These features will no longer be treated as “equity” under the EITF once it becomes effective. Rather, such instruments will require classification as liabilities and measurement at fair value. Early adoption is precluded. Accordingly, this standard will be adopted in our quarterly period ended December 31, 2009.

In June 2008, the Emerging Issues Task Force issue EITF Consensus No. 08-04 Transition Guidance for Conforming Changes to Issue 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, which is effective for years ending after December 15, 2008 (our fiscal year ending September 30, 2009).  The overall objective of the Issue is to conform the requirements of EITF 00-27 and Financial Accounting Standard No. 150 with EITF 98-5 to provide for consistency in application of the standard.  We computed and recorded a beneficial conversion feature in connection with our convertible debentures financing in our second quarter of 2009.

In April 2008, the FASB issued FSP No.FAS 142-3.  Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets . We were required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. We have evaluated the impact of FSP 142-3 on our financial position, results of operations and cash flows, and we believe that the established lives will continue to be appropriate under the FSP.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The adoption of FSP APB 14-1 did not have a material impact on our financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We had no changes in or disagreements with our accountants.

Item 3. Quantitative and Qualitative Disclosure about Market Risk

Not applicable to smaller reporting companies.

Item 4-T  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures, as such terms are defined in Rules 13a-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of such disclosure controls and procedures for this Report.  Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were effective as of June 30, 2009 to provide reasonable assurance that material information required to be disclosed by the Company in this Report was recorded, processed, summarized and communicated to the Company’s management as appropriate and within the time periods specified in SEC rules and forms.

Management’s Report on Internal Control over Financial Reporting

There have not been any changes in the Company’s internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act, during its last fiscal quarter that have materially affected, or are reasonably likely to materially affect its internal control over financial reporting.

PART II                      OTHER INFORMATION

Item 1.                      Legal Proceedings - None.

Item 2.                      Unregistered Sales of Equity Securities and Use of Proceeds

2009 Convertible Debenture Offering

On July 20, 2009, we entered into a Securities Purchase Agreement with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) 12% Senior Secured Convertible Debentures in the aggregate principal amount of $500,000 (the “Debentures”); and (b) Series C Warrants to purchase 2,000,000 shares of common stock of the Company. The maturity date of the debentures is July 20, 2011 and each debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The debentures convert into shares of our common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The debentures are secured by a lien in all of the assets of the Company. The Series C Common Stock Purchase Warrants entitle the holders to purchase up to an aggregate of 2,000,000 shares of our common stock at an exercise price of ($0.50) per share. Each Series C Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

The following events constitute events of default under the Debentures: (i) failure to pay any interest or principal payment when due; (ii) failure to observe any covenant contained in the secured debenture or the purchase agreement that we executed in connection with the issuance of the Debentures; (iii) the occurrence of an event of default by us under any other material agreement or lease; (iv) entry of a judgment against us in excess of $150,000; and (v) the appointment of a receiver, the filing of bankruptcy by us, or if we otherwise become insolvent. Payment on all of our secured debentures is secured by a lien in all of our assets. If we fail to repay the secured debentures on their respective maturity dates or if an event of default occurs under the Debentures for any other reason, it may result in a material adverse effect on our business operating results and financial condition as DOF may foreclose on our assets in an effort to be repaid amounts due under the secured debentures. Additionally, if we seek to prepay the secured debentures, we must pay a prepayment penalty equal to 110% of the then outstanding principal, plus all other amounts due.

The Debentures contain full ratchet anti-dilution price protection; therefore, if we issue a security at a price per share less than the current conversion price in effect for the Debentures, the conversion price will adjust downward (i.e. if we sell a security for $0.10 per share, the price at which our Debentures converts to common stock will decrease from $0.25 to $0.10).

The Debentures contain negative covenants that prohibit us from taking certain corporate actions without the prior written consent of the holder of the Debentures, DOF. We cannot take the following actions without DOF’s consent while the Debentures remain outstanding: (i) incur any additional indebtedness or allow any lien to be filed against our assets, except in certain limited instances; (ii) amend our articles of incorporation or bylaws in a manner that adversely effects the holder of our secured debentures; (iii) repay, repurchase or otherwise acquire more than a de minimis number of shares of our common stock or common stock equivalents from any security holder, except in certain limited instances; (iv) enter into any transactions with our executive officers, directors or affiliates; (v) increase our executive officers’ salary or bonus more than 15% from what was paid in the previous year; or (vi) pay cash dividends or distributions on any of our equity security. We are currently in compliance with these restrictive covenants.

Midtown Partners & Co., LLC (“Midtown Partners”), an NASD registered broker dealer, acted as the placement agent for the Company in connection with the 2009 Convertible Debenture Offering. In connection with the 2009 Convertible Debenture Offering, we paid Midtown Partners a cash commission equal to $40,000 and issued a Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 400,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share.

The Company also entered into Registration Rights Agreements dated July 20, 2009, to register the common stock underlying the 12% Senior Secured Convertible Debentures, the Series C Common Stock Purchase Warrants and the Series BD Common Stock Purchase Warrants for resale with the SEC for the benefit of purchasers of the Company’s 12% Senior Secured Convertible Debentures, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants. The Registration Rights Agreement provides the holders of the Debentures, the Series C Common Stock Purchase Warrants and the Series BD Common Stock Purchase Warrants with piggy-back registration rights.  As such, if the Company registers any of its securities for public sale, including pursuant to any stockholder-initiated demand registration (but excluding any registration statement filed on Form S-4 or S-8), these holders have the right to include their shares in the registration statement.

The offer and sale of the 12% Senior Secured Convertible Debentures, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants was affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 3. Defaults Upon Senior Securities - None.

Item 4.                      Submission of Matters to a Vote of Security Holders - None.

Item 5. Other Information – None.

Item 6.                      Exhibits

Exhibit No.	Description

3.01(1)	Articles of Incorporation of Net Talk.com, Inc.
3.02(1)	Articles of Amendment to the Articles of Incorporation of Net Talk.com, Inc.
3.03(1)	Articles of Amendment to the Articles of Incorporation of Net Talk.com, Inc.
3.04(1)	Articles of Amendment to the Articles of Incorporation of Net Talk.com, Inc.
3.05(1)	Bylaws of Net Talk.com.
10.01(2)	Securities Purchase Agreement dated as of July 20, 2009 by and among the Company and Debt Opportunity Fund, LLLP.
10.02(2)	Form of 12% Senior Secured Convertible Debenture due July 20, 2011.
10.03 (2)	Form of Series C Common Stock Purchase Warrant.
10.04 (2)	Form of Series BD Common Stock Purchase Warrant.
10.05 (2)	Registration Rights Agreement dated July 20, 2009.
31.01(2)	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, dated July 30, 2009.
31.02(2)	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, dated July 30, 2009.
32.01(2)	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, dated July 30, 2009.
32.02(2)	Certification of Acting Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, dated July30, 2009.

(1) Previously filed as an exhibit to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission dated February 9, 2009.

(2) Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NET TALK.COM, INC.

	By:	/s/ Anastasios Kyriakides
Anastasios Kyriakides, Chief Executive Officer

	By:	/s/ Guillermo Rodriguez
Guillermo Rodriguez, Chief Financial Officer

Dated: July 31, 2009

EXHIBIT 10.01

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 20, 2009 by and among Net Talk.com, Inc., a Florida corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“BR” means Bush Ross, P.A. with offices located at 1801 North Highland Avenue, Tampa, Florida 33602-2656.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchasers’ obligations to pay the Subscription Amount and the Company’s obligations to deliver the Securities have been satisfied or waived.

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“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means the 12% Senior Secured Convertible Debentures issued by the Company to the Purchasers hereunder, in the form of Exhibit A hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities (including the stock rights set forth on Schedule 3.1(g)) exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that, unless set forth on Schedule 3.1(g), such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (b) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (c) securities sold in connection with a firm commitment underwritten public offering of shares of Common Stock that is intended, pursuant to the Company’s Board of Directors resolution, to produce minimum proceeds (after payment of underwriter’s fees and commissions) of not less than $30,000,000.

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Second Amendment to Security Agreement” means the Second Amendment to the Security Agreement, dated the date hereof, among the Company and the Purchaser, in the form of Exhibit B attached hereto.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.13.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.13.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.11.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchaser, in the form of Exhibit C attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

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“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures (including Underlying Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 90% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Security Agreement” means the Security Agreement, dated January 30, 2009, among the Company and the Purchasers, as amended from time to time.

“Series C Warrant” means the Series C Common Stock purchase warrants, in the form of Exhibit D attached hereto, delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.13.

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“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.  If the Common Stock is not traded on a Trading Market, then Trading Day means a Business Day.

“Trading Market” means the following markets or exchanges on which, after the Registration Statement is declared effective, the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the OTC Bulletin Board or the Pink Sheets.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Security Agreement, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Warrants” means the Series C Warrant.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase in the aggregate, severally and not jointly, up to $500,000 principal amount of the Debentures. The Debentures will be issued with an original issue discount of two percent (2%) (the “Original Issue Discount”).  As a result, the Purchaser shall pay $0.98 for each $1.00 of principal amount of Debentures.  The Purchaser shall pay $245,000 at the Closing, and pay the balance of $245,000 on or before July 24, 2009.  If the Purchaser fails to fund the remaining $245,000 by July 24, 2009, then the sole remedy for the Company will be to have the principal of the Debenture reduced to $245,000 and the number of shares issuable upon exercise of the Series C Warrant reduced to 1,000,000.  Each Purchaser shall deliver payment to the Company via wire transfer or a certified check immediately available funds and the Company shall deliver to each Purchaser their respective Debenture and Warrants as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of BR or such other location as the parties shall mutually agree.

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1.1 Deliveries

(a)           On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii) a Debenture with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iii) a Series C Warrant to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Subscription Amount divided by $0.25, with an exercise price equal to $0.50, subject to adjustment therein, registered in the name of such Purchaser;

(iv) the Second Amendment to the Security Agreement duly executed by the Company;

(v) the Registration Rights Agreement duly executed by the Company;

(vi) A certificate of the Secretary of the Company, dated the Closing Date, certifying (A) an attached copy of the Company’s Articles of Incorporation, (B) an attached copy of the Company’s Bylaws, (C) resolutions of the Company’s Board of Directors approving this Agreement and the Transaction Documents, and (D) the incumbency of the Company’s officers; and

(vii) The Chief Executive Officer or Chief Financial Officer of the Company, signing in his capacity as an officer of the Company, shall have delivered to the Purchasers at the Closing a certificate certifying that the conditions specified in Section 2.3(b) (i), (ii) and (iv) have been fulfilled.

(b) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

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(i)	this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount, less the Original Issue Discount, by wire transfer to the account as specified in writing by the Company; and

(iii) the Second Amendment to the Security Agreement duly executed by such Purchaser.

(iv) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to each Purchaser.

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(a) Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, then all other references in the Transaction Documents to the Subsidiaries or any of them will be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (ii) the delivery of the notices and the receipt of the approvals set forth on Schedule 3.1(e) (collectively, the “Required Approvals”).

(f) Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

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(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g).  Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth on Schedule 3.1(g), no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Financial Statements.  The Company has delivered to the Purchasers the Company’s audited balance sheet as of September 30, 2008 and related statements of income and cash flows for the year ended September 30, 2008 for the Company and its consolidated Subsidiaries and an unaudited balance sheet as of March 31, 2009 and related statements of income for the six months ended March 31, 2009 for the Company and its consolidated Subsidiaries (collectively, the “Financial Statements”), true and complete copies of which are attached hereto as Schedule 3.1(h).  The Financial Statements of the Company comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i) Material Changes.  Since the date of the Financial Statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s Financial Statements pursuant to GAAP, (iii) the Company has not materially altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate.

(j) Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or, to the knowledge of the Company, former director or officer of the Company.

(k) Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l) Compliance.  Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the knowledge of the Company, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties and Liens set forth on Schedule 3.1(n).  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person unless such notice has been resolved without a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(p) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(p), none of the officers, directors or other Affiliates of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(q) Certain Fees.  Except as set forth on Schedule 3.1(q), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(r) Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(s) Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

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(t) Solvency; Indebtedness.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(t) sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(u) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(v) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

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(w) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(x) No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provision of any Trading Market on which any of the securities of the Company are listed or designated.

(y) No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(z) Seniority.  Except as set forth on Schedule 3.1(z), as of the Closing Date, no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to dividends or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(aa) No Disagreements with Auditors and Lawyers.  To the knowledge of the Company, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the auditors and lawyers formerly or presently employed by the Company and, except as set forth on Schedule 3.1(aa), the Company is current with respect to any fees owed to its auditors and lawyers.

3.2 Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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(f) Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE OR CONVERTIBLE, AS APPLICABLE, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  If all or any portion of a Debenture or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), and required opinion of counsel, if any, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 10 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2 Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.4 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

4.5 Conversion and Exercise Procedures.  The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures.  The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

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4.6 Intentionally Omitted.

4.7 Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9 Use of Proceeds.  Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.10 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any other stockholder), solely as a result of such Purchaser’s acquisition of the Securities from the Company under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person.  The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.11 Indemnification of Purchasers.  Subject to the provisions of this Section 4.11, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent
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 role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.12 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

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4.13 Participation in Future Financing.

(a) From the date hereof until the date that is the 12 month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least ten (10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such tenth (10th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers.  “Pro Rata Portion” is the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.13 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.13.

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(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.13, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice.

(g) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) an Exempt Issuance and (ii) dividends required to be paid under the terms and conditions of certain outstanding securities of the Company, as set forth on Schedule 3.1(g), which are paid in shares of Common Stock, provided that the terms of such securities shall not have been amended since the date of this Agreement.

4.14 Equal Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE V.
MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before July __, 2009; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

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5.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse the Purchasers for its due diligence, legal fees and expenses incurred in preparing the Transaction Documents and completing the investment.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers that hold in the aggregate at least 66% of the principal amount of the then outstanding Debentures, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

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5.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for a period of 3 years from the date of this Agreement.

5.11 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

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5.12 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.17 Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

5.19 Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

	NET TALK.COM, INC.	Address for Notice:
By:	/s/ Anastasios Kyriakides	1100 NW 163 Drive
	Name: Anastasios Kyriakides	Miami, Florida 33169
	Title: Chief Executive Officer	Phone: (305) 621-1200
Fax: (305) 621-1201

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:    DEBT OPPORTUNITY FUND, LLLP

Signature of Authorized Signatory of Purchaser:                                                                                                           /s/ Sean M. Lyons

Name of Authorized Signatory: Sean M. Lyons

Title of Authorized Signatory: Managing Member

Email Address of Purchaser:  slyons@totalcapitalmanagement.net

Facsimile Number of Purchaser: (813) 388-4430

Address for Notice of Purchaser:

20711 Sterlington Drive
Land O'Lakes, Florida  34638

Address for Delivery of Securities for Purchaser (if not same as above):

20711 Sterlington Drive
Land O'Lakes, Florida  34638

Subscription Amount: $500,000
Warrant Shares: 2,000,000

EIN Number:
29

EXHIBIT LIST

Exhibit A	Form of 12% Senior Secured Convertible Debenture
Exhibit B	Form of Second Amendment to Security Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Series C Common Stock Purchase Warrant

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EXHIBIT 10.02

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), A REPRESENTATIVE OF THE BORROWER HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i).

Original Issue Date: July20, 2009
Original Conversion Price (subject to adjustment herein): $0.25
Original Principal Amount: $500,000

12% SENIOR SECURED CONVERTIBLE DEBENTURE
DUE July 20, 2011

THIS 12% SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued debentures of Net Talk.com, Inc., a Florida corporation, having its principal place of business at 1100 NW 163 Drive, Miami, Florida 33169 (the “Company”), designated as its 12% Senior Secured Convertible Debenture, due July 20, 2011 (this debenture, the “Debenture” and collectively with the other such series of debentures, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to Debt Opportunity Fund, LLLP, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $500,000, by July 20, 2011, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof.  This Debenture is subject to the following additional provisions:

Section 1.   Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 45% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 55% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 55% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a two year period of more than one-half of the members of the Company’s board of directors (except as such replacement may be required pursuant to the rules and regulations of a Trading Market) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Common Stock” means the common stock, par value $.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(b).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount”  means the sum of (i) the greater of (A) 110% of the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, or (B) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6.

“Optional Redemption Amount” means the sum of (i) 100% of the principal amount of the Debenture then outstanding, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Debenture.

“Optional Redemption Date” shall have the meaning set forth in Section 6.

“Optional Redemption Notice” shall have the meaning set forth in Section 6.

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6.

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(t) attached to the Purchase Agreement.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers,’ warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection with Permitted Indebtedness under (i) clause (b), provided that such Lien is junior in priority to the Lien granted to the Holders of the Debentures and (ii) clause (c), provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means the Securities Purchase Agreement among the Company and the original Holders, dated as of July 20, 2009, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement among the Company and the original Holders, dated July 20, 2009, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the resale of all Conversion Shares of the Holder, who shall be named as a “selling stockholder” therein, and meets the requirements of the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d).

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

 “Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq National Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2.                Interest.

a) Payment of Interest in Cash or Kind.  The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 12% per annum, payable quarterly on March 31, June 30, September 30 and December 31, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”), in cash.

b) Interest Calculations.  Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.  Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 4(d)(ii); if the Company fails to deliver shares within the time period required by Section 4(d)(ii), interest shall cease to accrue upon the actual delivery of the Conversion Shares.  Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”).

c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall be subject to a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of payment in full.

d) Prepayment.  The Company shall have the privilege and option to prepay the then outstanding principal amount of this Debenture in full, and not in part, at any time prior to the Maturity Date, upon payment of 110% of the then outstanding principal amount, plus all accrued and unpaid interest hereon, plus all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.  Except as otherwise set forth in the preceding sentence, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder

Section 3.                 Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.                Conversion.

a) Voluntary Conversion.  At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion.  The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.25 (subject to adjustment herein) (the “Conversion Price”).

c) Conversion Limitations.

i. Holder’s Restriction on Conversion. At any time after the Company has had a registration statement filed pursuant to the Securities Act or the Exchange Act declared effective, the Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(c)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 4(c)(i) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   For purposes of this Section 4(c)(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-Q or Form 10-K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder.  The Beneficial Ownership Limitation provisions of this Section 4(c)(i) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 4(c)(ii) shall continue to apply.  Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

d)	Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion.  Not later than 3 Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the effective date of the Registration Statement, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture and (B) a bank check in the amount of accrued and unpaid interest. On or after the effective date of the Registration Statement, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return the Common Stock certificates representing the principal amount of this Debenture tendered for conversion to the Company.

iv. Obligation Absolute; Partial Liquidated Damages.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the tenth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the second Trading Day following the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Reservation of Shares Issuable Upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

vi. Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, 1 whole share of Common Stock.

vii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.                                   Certain Adjustments.

a) Stock Dividends and Stock Splits.  If the Company, at any time while this Debenture is outstanding: (A) subdivides outstanding shares of Common Stock into a larger number of shares; (B) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (C) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Debenture is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance.  The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions.  If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith.  In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

i. Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Debenture during the twenty (20) day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6.                 Optional Redemption at Election of Holder; Forced Conversion.

(a) Optional Redemption at Election of Holder.  Subject to the provisions of this Section 6, upon a Change of Control Transaction and at any time on or before the 90th calendar day following the consummation of such Change of Control Transaction, the Holder may deliver a notice to the Company (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its election to require the Company to redeem all or a portion of the then outstanding Debentures for an amount in cash equal to the Optional Redemption Amount on the 5th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is due in full on the Optional Redemption Date. The Holder may rescind the Optional Redemption Notice at any time until the later of (i) the Optional Redemption Date or (ii) the date on which the Optional Redemption Amount is actually paid in full.  The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. If any portion of the cash payment for an Optional Redemption shall not be paid by the Company by the respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Optional Redemption Amount plus all amounts owing thereon is paid in full.

Section 7.                 Negative Covenants. As long as any portion of this Debenture remains outstanding, unless Purchasers holding in the aggregate at least 66% of the principal amount of the then outstanding Debentures shall otherwise consent in writing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including without limitation, the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (a) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (b) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

e) none of the officers, directors or other Affiliates of the Company shall enter into any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including entering into any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or other Affiliates or any entity in which any officer, director, or other Affiliates has a substantial interest or is an officer, director, trustee or partner;

f) on an annualized basis, none of the officers of the Company or a Subsidiary shall receive an increase in salary or bonus in excess of 15% of the prior year’s salary or bonus, as applicable;

g) enter into any agreement with respect to any of the foregoing; or

h) pay cash dividends or distributions on any equity securities of the Company.

Section 8.                             Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures which failure is not cured, if possible to cure, within the earlier to occur of (A) Fifteen (15) Trading Days after notice of such failure sent by the Holder or by any other Holder and (B) 30 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market (as defined above) and shall not be eligible to resume listing or quotation for trading thereon within ten (10) Trading Days;

viii. the Company shall fail for any reason to deliver certificates to a Holder prior to the tenth (10th) Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof; or

ix. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $150,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty five (45) calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.                Miscellaneous.

a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation.  Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture.  Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

j) Secured Obligation. The obligations of the Company under this Debenture are secured by all assets of the Company pursuant to the Security Agreement, dated as of January 30, 2009, between the Company, the Subsidiaries of the Company and the Secured Parties (as defined therein), as amended.

*********************

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

NET TALK.COM, INC.
By: /s/ Anastasios Kyriakides______________ Name: Anastasios Kyriakides Title: Chief Executive Officer

EXHIBIT 10.03

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SERIES C COMMON STOCK PURCHASE WARRANT

Warrant No.: C-3
to Purchase 2,000,000 Shares
of Common Stock of
NetTalk.com, Inc.

THIS SERIES C COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Debt Opportunity Fund, LLLP (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth (5th) anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from NetTalk.com, Inc., a Florida corporation (the “Company”), up to 2,000,000 shares (the “Warrant Shares”) of Common Stock, par value $.001 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.               Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”).

Section 2.               Exercise.

a)           Exercise of Warrant. Exercise of the purchase rights represented by this Wrrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Days of receipt of such notice.  THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS WARRANT, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING THE PURCHASE OF A PORTION OF THE WARRANT SHARES HEREUNDER, THE NUMBER OF WARRANT SHARES AVAILABLE FOR PURCHASE HEREUNDER AT ANY GIVEN TIME MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.
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b)           Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.50, subject to adjustment hereunder (the “Exercise Price”).

c)           Exercise Limitations.

i.           Holder’s Restrictions.  At any time after the Company has had a registration statement filed pursuant to the Securities Act or the Exchange Act declared effective, the Company shall not effect any exercise of this Warrant, and a  Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Series A Preferred Stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(c)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2(c)(i) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (X) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (Y) a more recent public announcement by the Company or (Z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Beneficial Ownership Limitation provisions of this Section 2(c)(i) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 2(c)(i) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(c)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.  Notwithstanding anything herein to the contrary, this provision shall not apply to any Holder that has elected to waive this provision on its signature page to the Securities Purchase Agreement, on or before the date of closing.
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d)           Mechanics of Exercise.

i.      Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.           Delivery of Certificates Upon Exercise. Certificates for Warrant Shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit/Withdrawal at Custodian (“DWAC”) system if the Company is a participant in such system, and otherwise by delivery to the address specified by the Holder in the Notice of Exercise, within five (5) Trading Days from the delivery to the Company of the Notice of Exercise form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vii) prior to the issuance of such shares, have been paid.

iii.           Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
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iv.           Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 2(d)(ii) above by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.      Obligation Absolute;  Damages.  The Company’s obligations to issue and deliver the certificates representing the Warrant Shares upon exercise of the Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such certificates representing the Warrant Shares.  The Company shall issue the certificates representing the Warrant Shares or, if applicable, cash, upon a properly noticed exercise.  If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 2(d) within five (5) Trading Days of the Warrant Share Delivery Date applicable to such exercise, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of VWAP of the Common Stock, $10 per Trading Day (increasing to $20 per Trading Day after ten (10) Trading Days after the Warrant Share Delivery Date) for each Trading Day after the Warrant Share Delivery Date until such certificates are delivered.

vi.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vii.           Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder or other incidental expense in respect of the issuance of such certificate, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; the assignment shall be subject to Section 4 below, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
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viii.           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)           Cashless Exercise.  If at any time after six months from the date of issuance of this Warrant there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder (a “Cashless Exercise Trigger”), then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Section 3.               Certain Adjustments.

a)           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), provided that this clause (i) shall not apply to shares of Common Stock issued solely in connection with dividends required to be paid under the terms and conditions of the Series D Convertible Preferred Stock, and/ or other securities issued and outstanding on the date of this Warrant, provided that such stock dividend or distribution shall be issued pursuant to the terms of such other securities as of the date of this Warrant, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
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b)           Subsequent Equity Sales.  If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, sells, grants or otherwise issues (or announces any sale, grant or other issuance related to the foregoing) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price.  As a point of clarification, the number of Warrant Shares issuable hereunder shall not be increased upon an adjustment to the Exercise Price under this Section 3(b). Such adjustment to the Exercise Price shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance or issuances subject to Section 3(a) above.  The Company shall notify the Holder in writing, no later than the third (3rd) Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

c)           Subsequent Rights Offerings.  If the Company, at any time while this Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP as of the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
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d)           Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP as of such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
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f)           Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)           Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

h)           Notice to Holders.

i.      Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (X) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (Y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the ten (10) day period commencing on the date of such notice to the effective date of the event triggering such notice.
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Section 4.               Transfer of Warrant.

a)           Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)           Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)           Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
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Section 5.               Miscellaneous.

a)           No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2.

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)           Authorized Shares.  The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement, venue, jurisdiction, and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement.
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f)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

i)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

m)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
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n)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  July 20, 2009

NET TALK.COM, INC.
By: /s/ Anastasios Kyriakides________________ Name: Anastasios Kyriakides Title: Chief Executive Officer

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EXHIBIT 10.04

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SERIES BD COMMON STOCK PURCHASE WARRANT

Warrant No.:  BD-3
to Purchase 400,000 Shares
of Common Stock of
NetTalk.com, Inc.

THIS SERIES BD-3 COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Midtown Partners & Co., LLC (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth (5th) anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from NetTalk.com, Inc., a Florida corporation (the “Company”), up to 400,000 shares (the “Warrant Shares”) of Common Stock, par value $.001 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.               Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”).

Section 2.               Exercise.

a)           Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Days of receipt of such notice.  THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS WARRANT, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING THE PURCHASE OF A PORTION OF THE WARRANT SHARES HEREUNDER, THE NUMBER OF WARRANT SHARES AVAILABLE FOR PURCHASE HEREUNDER AT ANY GIVEN TIME MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.
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b)           Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.50, subject to adjustment hereunder (the “Exercise Price”).

c)           Exercise Limitations.

i.           Holder’s Restrictions.  At any time after the Company has had a registration statement filed pursuant to the Securities Act or the Exchange Act declared effective, the Company shall not effect any exercise of this Warrant, and a  Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Series A Preferred Stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(c)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2(c)(i) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (X) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (Y) a more recent public announcement by the Company or (Z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Beneficial Ownership Limitation provisions of this Section 2(c)(i) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 2(c)(i) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(c)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.  Notwithstanding anything herein to the contrary, this provision shall not apply to any Holder that has elected to waive this provision on its signature page to the Securities Purchase Agreement, on or before the date of closing.
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d)           Mechanics of Exercise.

i.      Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.           Delivery of Certificates Upon Exercise. Certificates for Warrant Shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit/Withdrawal at Custodian (“DWAC”) system if the Company is a participant in such system, and otherwise by delivery to the address specified by the Holder in the Notice of Exercise, within five (5) Trading Days from the delivery to the Company of the Notice of Exercise form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vii) prior to the issuance of such shares, have been paid.

iii.           Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
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iv.           Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 2(d)(ii) above by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.      Obligation Absolute;  Damages.  The Company’s obligations to issue and deliver the certificates representing the Warrant Shares upon exercise of the Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such certificates representing the Warrant Shares.  The Company shall issue the certificates representing the Warrant Shares or, if applicable, cash, upon a properly noticed exercise.  If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 2(d) within five (5) Trading Days of the Warrant Share Delivery Date applicable to such exercise, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of VWAP of the Common Stock, $10 per Trading Day (increasing to $20 per Trading Day after ten (10) Trading Days after the Warrant Share Delivery Date) for each Trading Day after the Warrant Share Delivery Date until such certificates are delivered.

vi.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vii.           Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder or other incidental expense in respect of the issuance of such certificate, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; the assignment shall be subject to Section 4 below, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
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viii.           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)           Cashless Exercise.  At any time after the Initial Exercise Date this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Section 3.               Certain Adjustments.

a)           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), provided that this clause (i) shall not apply to shares of Common Stock issued solely in connection with dividends required to be paid under the terms and conditions of the Series D Convertible Preferred Stock, and/ or other securities issued and outstanding on the date of this Warrant, provided that such stock dividend or distribution shall be issued pursuant to the terms of such other securities as of the date of this Warrant, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)           Subsequent Equity Sales.  If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, sells, grants or otherwise issues (or announces any sale, grant or other issuance related to the foregoing) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price.  As a point of clarification, the number of Warrant Shares issuable hereunder shall not be increased upon an adjustment to the Exercise Price under this Section 3(b). Such adjustment to the Exercise Price shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance or issuances subject to Section 3(a) above.  The Company shall notify the Holder in writing, no later than the third (3rd) Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

c)           Subsequent Rights Offerings.  If the Company, at any time while this Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP as of the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
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d)           Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP as of such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
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f)           Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)           Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

h)           Notice to Holders.

i.      Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (X) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (Y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the ten (10) day period commencing on the date of such notice to the effective date of the event triggering such notice.

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Section 4.               Transfer of Warrant.

a)           Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)           Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)           Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

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Section 5.               Miscellaneous.

a)           No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2.

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)           Authorized Shares.  The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement, venue, jurisdiction, and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement.

f)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

i)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

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l)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

m)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  July 20, 2009

NET TALK.COM, INC.
By: /s/ Anastasios Kyriakides___________ Name: Anastasios Kyriakides Title: Chief Executive Officer

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EXHIBIT 10.05

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is made and entered into as of July 20, 2009 (as amended, modified or supplemented from time to time, this “Agreement”) by and between Net Talk.com, Inc., a Florida corporation (the “Company”), and each securityholder identified on the signature pages hereto (each, including its successors and assigns, a “Holder” and collectively the “Holders”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof between the Company and the Purchasers (as defined therein) (the “Purchase Agreement”).

1.           Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Company” has the meaning given to such term in the Preamble hereto.

“Debentures” means the 12% Senior Secured Convertible Debenture issued to the Purchaser pursuant to the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Holder” or “Holders” means the Purchasers or any of its affiliates or transferees to the extent any of them hold Registrable Securities, other than those purchasing Registrable Securities in a market transaction.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Public Date” means the date on which the Company shall have completed an initial public offering of its securities or shall through completion of a reverse merger transaction or otherwise have become a reporting company under the Exchange Act.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the shares of Common Stock issuable upon conversion or exercise of the following securities: (i) the Debenture and (ii) the Series C Common Stock Purchase Warrants exercisable for 2,000,000 shares of common stock, with an exercise price equal to $0.50 (subject to adjustment).

“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requesting Holders” has the meaning set forth in Section 2(a).

“Requested Stock” has the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

2.              Piggy-Back Registration.

(a)           If at any time after the Public Date, the Company proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8, or any successor or similar forms), whether for the account of the Company or otherwise, it will promptly, but not later than thirty (30) days before the anticipated date of filing such registration statement, give written notice to all record holders of the Registrable Securities.  Upon the written request from any Holders (the “Requesting Holders”), within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Registrable Securities covered by such request (the “Requested Stock”) held by the Requesting Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration.

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(b)           If any registration pursuant to Section 2(a) shall be underwritten in whole or in part, the Company may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders.  If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter.  To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering and any other securities of the Company held by such holders shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.  The obligation of the Company under Section 2(a) shall not apply after the earlier of (i) the date that all of the Conversion Shares have been sold pursuant to Rule 144 under the Securities Act or an effective registration statement, or (ii) such time as the Conversion Shares are eligible for immediate resale pursuant to Rule 144(b)(1) under the Securities Act to the Holders.

(c)           If the registration statement is an offering to be made on a continuous basis pursuant to Rule 415 and is not on a Form S-3, and the Commission advises the Company that all of the Restricted Stock may not be included under Rule 415(a)(i), then the number of shares of Requested Stock otherwise to be included in such registration statement may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their securities to an amount to which is permitted by the Commission for resale under Rule 415(a)(i).

3.             Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as reasonably possible:

(a)           prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, respond as promptly as reasonably possible to any comments received from the Commission, and use its best efforts to cause such Registration Statement to become and remain effective, and promptly provide to the Holders copies of all filings and Commission letters of comment relating thereto and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Holders, the exhibits incorporated by reference, and the Holders shall have the opportunity to object to any information pertaining to itself that is contained therein and the Company will make the corrections reasonably requested by the Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

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(b)           prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and to keep such Registration Statement effective;

(c)           furnish to the Holders such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus and any amendments and supplements to the Registration Statement and the Prospectus) and such other documents as the Holders reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such Registration Statement;

(d)           use its best efforts to register or qualify the Holder’s Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Holders may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdiction of the Registrable Securities, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)           immediately notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Holders, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading;

(g)           to the extent pertinent to the registration and sale of the Registrable Securities under the Registration Statement, make available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and, to the extent pertinent to the registration and sale of the Registrable Securities under the Registration Statement, cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Holders;

(h)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

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(i)           if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement, letters from the Company’s independent certified public accountants addressed to the Holders (unless the Holders does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be; and

(j)           at all times after the Company has filed a Registration Statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and take such further action as the Holders may reasonably request, all to the extent required to enable the Holders to be eligible to sell Registrable Securities pursuant to Rule 144 (or any similar rule then in effect).

4.            Registration Expenses.  All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration, filing and listing application fees, costs of distributing any prospectuses and supplements thereto, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, fees of transfer agents and registrars, fees (not to exceed $20,000) of, and disbursements incurred by, one counsel for the Holders are called “Registration Expenses.” All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called “Selling Expenses.”  The Company shall only be responsible for all Registration Expenses.  The obligation of the Company to bear the expenses described above shall apply irrespective of whether a registration becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

5.             Indemnification.

(a)           In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, and its officers, directors and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, and will reimburse each Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder or any such person in writing specifically for use in any such document.

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(b)           In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Holders will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Holders to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Holders will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Holders specifically for use in any such document.  Notwithstanding the provisions of this paragraph, the Holders shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Holders in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c)           Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission.  In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

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(d)           In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Holders, or any officer, director or controlling person of the Holders, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holders or such officer, director or controlling person of the Holders in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and the Holders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Holders is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) the Holders will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)           The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

6.             Representations and Warranties.

(a)           Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Purchase Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings (other than such concurrent offering to the Holders) or other offerings of the Company that will not result in the loss of an exemption from registration under Rule 506 of the Securities Act).

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(b)           The Debenture and the shares of Common Stock issuable upon the conversion of the Debenture are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Registrable Securities at such time as such Registrable Securities are registered for public sale or an exemption from registration is available, except as required by federal or state securities laws.

(c)           The Company understands the nature of the Registrable Securities issuable upon the conversion of the Debenture and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect.  The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

(d)           Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a material and adverse effect on the Company and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(e)           The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for the full conversion of the Debenture.

(f)           The Company shall provide written notice to each Holder of (i) the occurrence of each Discontinuation Event (as defined below) and (ii) the declaration of effectiveness by the Commission of each Registration Statement required to be filed hereunder, in each case within one (1) business day of the date of each such occurrence and/or declaration.

7.             Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b)           Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

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(c)           Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.  For purposes of this Agreement, a “Discontinuation Event” shall mean (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(e)           Notices.  Any notice or request hereunder may be given to the Company or the Holders at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(e). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, “Courier”) or telecopy (confirmed by mail).  Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

9

If to the Company:	Net Talk.com, Inc.
1100 NW 163 Drive
Miami, Florida 33169

Fax: (305) 621-1201
Attention: Anastasios Kyriakides

If to Holders:  To the address set forth under Holder’s name on the signature page hereto

If to any other Person who is
then the registered Holder:
To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter in accordance with this Section 7(e) by such Person.

(f)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.  Each Holder may assign their respective rights hereunder in the manner and to the persons and entities as permitted under the Debenture or Warrants.

(g)           Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement.  In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

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(h)           Governing Law, Jurisdiction and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. The Company hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusion jurisdiction to hear and determine any Proceeding between the Company, on the one hand, and the Holders, on the other hand, pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, that the Holders and the Company acknowledge that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Agreement shall be deemed or operate to preclude the Holders from bringing a Proceeding in any other jurisdiction to collect the obligations, to realize on the Collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of the Holders. The Company expressly submits and consents in advance to such jurisdiction in any Proceeding commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Company hereby waives personal service of the summons, complaint and other process issued in any such Proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the Company at the address set forth in Section 7(f) and that service so made shall be deemed completed upon the earlier of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.  The parties hereto desire that their disputes be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any Proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Holders and/or the Company arising out of, connected with, related or incidental to the relationship established between then in connection with this Agreement.  If either party hereto shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(i)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Balance of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NET TALK.COM

By:	/s/ Anastasios Kyriakides
Name: Anastasios Kyriakides, Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP

By:	/s/ Sean M. Lyons
Name: Sean M. Lyons
Title: Managing Member

Address for Notices:

12

EXHIBIT 31.01

CERTIFICATION PURSUANT TO

SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Anastasios Kyriakides, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Net Talk.com, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4)
The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted account principles;

(c)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

(5)
The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

July 31, 2009	/s/ Anastasios Kyriakides
Anastasios Kyriakides
President, Chief Executive Officer

EXHIBIT 31.02

CERTIFICATION PURSUANT TO

SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Guillermo Rodriguez, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Net Talk.com, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4)
The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted account principles;

(c)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

(5)
The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

July 31, 2009	/s/ Guillermo Rodriguez
Guillermo Rodriguez
Chief Financial Officer

EXHIBIT 32.01

NET TALK.COM, INC.

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b) OF THE
SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q for the quarter ended June 30, 2009 of Net Talk.com, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anastasios Kyriakides, President and Chief Executive Officer of the Company, certify pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anastasios Kyriakides
Anastasios Kyriakides
President and Chief Executive Officer
July 31, 2009

EXHIBIT 32.02

NET TALK.COM, INC.

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b) OF THE
SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q for the quarter ended June 30, 2009 of Net Talk.com, Inc.  (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Guillermo Rodriguez, Chief Financial Officer of the Company, certify pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Guillermo Rodriguez
Guillermo Rodriguez
Chief Financial Officer
July 31, 2009